                                 Exhibit 2.2

  Reorganization Agreement dated as of July 1, 1996 by and among Printpack Holdings, Inc., Printpack, Inc., Printpack Enterprises, Inc. and Printpack
                               Illinois, Inc.

ARTICLE 1       THE REORGANIZATION                                                       2
         1.1    Transfer of Equity Interests in U.K.                                     2
         1.2    Transfer of Printpack Stock to Enterprises                               2
         1.3    Transfer of Intellectual Property and Empaques Equity
                Interest to IHC                                                          2
         1.4    Transfer of North American Assets to Printpack                           2
         1.5    Assumption of Liabilities                                                2
         1.6    Issuance of Enterprises Stock                                            3
         1.7    Transfer of Printpack Intellectual Property and Illinois Assets          3
ARTICLE 2       ADDITIONAL AGREEMENTS                                                    3
         2.1    Intercorporate Services Agreement                                        3
         2.2    Tax Allocation Agreement                                                 3
         2.3    License Agreement(s)                                                     3
         2.4    Transfer Taxes; Other Costs                                              3
         2.5    Resale Restrictions                                                      3
ARTICLE 3       REPRESENTATIONS AND WARRANTIES OF HOLDINGS                               4
         3.1    Organization, Power and Authority                                        5
         3.2    Consents and Approvals; No Conflict or Violation                         5
         3.3    Capital Stock                                                            5
         3.4    Governmental Proceedings or Litigation                                   5
         3.5    Investment Intent                                                        5
ARTICLE 4       REPRESENTATIONS AND WARRANTIES OF ENTERPRISES                            6
         4.1    Organization, Power and Authority                                        6
         4.2    Consent and Approvals; No Conflict or Violation                          6
         4.3    Capital Stock                                                            6
         4.4    North American Assets                                                    6
         4.5    Enterprises' Intellectual Property                                       7
         4.6    Title to Empaques Shares                                                 7
         4.7    Governmental Proceedings or Litigation                                   7
         4.8    Investment Intent                                                        7
ARTICLE 5       REPRESENTATIONS AND WARRANTIES OF PRINTPACK                              7
         5.1    Organization, Power and Authority                                        7
         5.2    Consents and Approvals; No Conflict or Violation                         8
         5.3    Capital Stock                                                            8
         5.4    Title to U.K. Entities Equity Interests                                  8
         5.5    U.K. Entities Receivable                                                 8
         5.6    Printpack Intellectual Property; Illinois Assets                         8
         5.7    Governmental Proceedings or Litigation                                   9
ARTICLE 6       REPRESENTATIONS AND WARRANTIES OF IHC                                    9
         6.1    Organization, Power and Authority                                        9
         6.2    Consents and Approvals; No Conflict or Violation                         9
         6.3    Capital Stock                                                            9
         6.4    Governmental Proceedings or Litigation                                   9
         6.5    Investment Intent                                                       10
ARTICLE 7       CLOSING; CONDITIONS TO CLOSING                                          10
         7.1    Time of Closing                                                         10
         7.2    Conditions to Closing                                                   10
         7.3    Transactions and Documents at Closing                                   11
ARTICLE 8       MISCELLANEOUS                                                           12
         8.1    Survival                                                                12
         8.2    Further Assurances                                                      12
         8.3    Amendment and Modification                                              13
         8.4    Waiver of Compliance; Consents                                          13
         8.5    Binding Effect; No Third Party Beneficiaries                            13
         8.6    Notices                                                                 13
         8.7    Governing Law                                                           13
         8.8    Entire Agreement                                                        13
         8.9    Multiple Counterparts                                                   13
         8.10   Invalidity, Inconsistency or Conflict                                   13
         8.11   Captions and References                                                 14
         8.12   Specific Performance                                                    14
         8.13   Assignment of Contracts, Rights, Etc.                                   14


                          REORGANIZATION AGREEMENT

        THIS REORGANIZATION AGREEMENT (this "Agreement") is made and entered into by and among PRINTPACK HOLDINGS, INC., a Delaware corporation ("Holdings"); PRINTPACK, INC., a Georgia corporation ("Printpack"); PRINTPACK ENTERPRISES, INC., a Georgia corporation ("Enterprises"); and PRINTPACK ILLINOIS, INC., an Illinois corporation ("IHC") to have effect from the beginning of the parties' fiscal year 1997.

                                  RECITALS:

        Holdings owns approximately 99.7 percent of the outstanding common stock of Printpack and approximately 90.8 percent of the outstanding common stock of Enterprises. Printpack owns all of the outstanding common stock of IHC.

        The Boards of Directors of Holdings, Printpack, Enterprises and IHC deem it advisable and in the best interests of Holdings, Printpack, Enterprises and IHC and their respective shareholders and stockholders to undertake, among other things, the following: (i) Printpack will distribute to Holdings Printpack's interests (both the equity interest and the intercompany account receivable) in the U.K. Entities (as hereinafter defined); (ii) Holdings will transfer, convey and contribute to Enterprises all of the shares of Printpack common stock held by Holdings as contemplated by ss.351 of the Internal Revenue Code of 1986, as amended (the "Code"); (iii) Enterprises will issue additional shares of its common stock to Holdings; (iv) Enterprises will transfer, convey and contribute to IHC, as contemplated by ss. 351 of the Code, all of Enterprises' intellectual property and Enterprises' one (1) percent equity interest in Empaques Printpack De Mexico, S.A. De C.V., a Mexican corporation ("Empaques"); (v) Enterprises will transfer, convey and contribute to Printpack, as contemplated by ss. 351 of the Code, all of Enterprises' North American Assets (as hereinafter defined); (vi) Printpack will assume all of the liabilities of Enterprises associated with the North American Assets and the Enterprises Intellectual Property and issue to Enterprises additional shares of Printpack's common stock; and (vii) Printpack will transfer, convey and contribute to IHC, as contemplated by ss. 351 of the Code, Printpack's intellectual property and the real estate constituting Printpack's Elgin, Illinois plant and all tangible personal property located at or used in connection with the operation of such plant.

        The parties wish to provide for certain additional matters as described herein; and

        The transactions and additional matters described in this Agreement are subject to receipt of required consents and approvals and the satisfaction of certain other conditions, all as described in this Agreement.;

        NOW, THEREFORE, in consideration of the foregoing and the mutual warranties, representations, covenants and agreements set forth herein and contained in any agreement or other document executed in connection with this Agreement, the parties agree as follows:

                                  ARTICLE 1
                             THE REORGANIZATION

        1.1 TRANSFER OF EQUITY INTEREST IN U.K. Entities and Receivable from U.K. Entities. Subject to the terms and conditions hereof, at Closing (as hereinafter defined), Printpack agrees to distribute and convey to Holdings, and Holdings agrees to acquire from Printpack, all right, title and interest of Printpack in and to: (a) all of the issued and outstanding share capital of Printpack Holdings, Ltd., organized under the laws of the United Kingdom ("PHL"), and Printpack Europe, Ltd., organized under the laws of the United Kingdom ("PEL") (PHL and PEL are sometimes referred to collectively as the "U.K. Entities") owned and held of record by Printpack, which has an estimated fair value of zero; and (b) all amounts owed to Printpack by the U.K. Entities, which amounts are reflected on the books and records of Printpack as intercompany receivables and which have an aggregate face amount equal to approximately $56,500,000 and an estimated fair value of zero (the "U.K. Receivables").

        1.2 TRANSFER OF PRINTPACK STOCK TO ENTERPRISES. Subject to the terms and conditions hereof, at Closing, Holdings agrees to assign, transfer, convey, deliver and contribute to Enterprises as contemplated by ss.351 of the Code, and Enterprises agrees to acquire from Holdings, all right, title and interest of Holdings in and to the 3,018,982 shares of the common stock of Printpack
(the "Printpack Common Stock") owned and held of record by Holdings.

        1.3 TRANSFER OF INTELLECTUAL PROPERTY AND EMPAQUES EQUITY INTEREST TO IHC. Subject to the terms and conditions hereof, at Closing, Enterprises agrees to assign, transfer, convey, deliver and contribute to IHC as contemplated by ss.351 of the Code, and IHC agrees to acquire from Enterprises:
(i) all right, title and interest of Enterprises in and to all trademarks (both registered and unregistered), patents, inventions covered by patent applications, copyrighted works, trade secrets, know-how, confidential information and other intellectual property owned by Enterprises (collectively, the "Enterprises Intellectual Property"); and (ii) all right, title and interest of Enterprises in and to the outstanding equity capital of Empaques owned and held of record by Enterprises.

        1.4 TRANSFER OF NORTH AMERICAN ASSETS TO PRINTPACK. Subject to the terms and conditions hereof, at Closing, Enterprises agrees to assign, transfer, convey, deliver and contribute to Printpack as contemplated by ss.351 of the Code, and Printpack agrees to acquire from Enterprises, all right, title and interest of Enterprises in and to the operating assets of Enterprises located in the United States, other than the Enterprises Intellectual Property, (collectively, the "North American Assets").

        1.5 ASSUMPTION OF LIABILITIES; Issuance of Printpack Stock. In part consideration of the transfers and conveyances contemplated hereinabove, at Closing,

Printpack agrees to: (a) assume and timely pay all liabilities and perform all obligations of Enterprises associated with the North American Assets and the Enterprises Intellectual Property (the "Assumed Liabilities"); and (b) issue to Enterprises 1,189,850 shares of Printpack common stock.

        1.6 ISSUANCE OF ENTERPRISES STOCK. In part consideration of the transfers and conveyances contemplated hereinabove, at Closing, Enterprises agrees to issue to Holdings 7,975,499 shares of the no par value per share common stock of Enterprises (the "Enterprises Common Stock").

        1.7 TRANSFER OF PRINTPACK INTELLECTUAL PROPERTY AND ILLINOIS ASSETS. Subject to the terms and conditions hereof, at Closing, Printpack agrees to assign, transfer, convey, deliver and contribute to IHC as contemplated by ss.351 of the Code, and IHC agrees to acquire from Printpack, all right, title and interest of Printpack in and to all: (i) trademarks (both registered and unregistered), patents, inventions covered by patent applications, copyrighted works, trade secrets, know-how, confidential information and other intellectual property owned by Printpack (collectively, the "Printpack Intellectual Property"); (ii) the real property constituting Printpack's Elgin, Illinois plant, together with all tangible personal property and intangible property located at such plant or used in connection therewith (collectively, the "Illinois Assets").

                                  ARTICLE 2
                            ADDITIONAL AGREEMENTS

        2.1 INTERCORPORATE SERVICES AGREEMENT. At Closing, Printpack and IHC shall enter into an Intercorporate Services Agreement in substantially the form attached hereto as Exhibit 2.1 (the "Services Agreement").

        2.2 TAX ALLOCATION AGREEMENT. At Closing, Holdings, Enterprises, Printpack and IHC shall enter into a Tax Allocation Agreement in substantially the form attached hereto as Exhibit 2.2 (the "Tax Allocation Agreement").

        2.3 LICENSE AGREEMENT(S). At Closing, Printpack, Holdings, Enterprises, Empaques, Printpack Receivables Funding Corp. and IHC shall enter into license agreements in substantially the respective forms attached hereto as Exhibit 2.3 (the "License Agreements").

        2.4 TRANSFER TAXES; OTHER COSTS. Printpack shall be responsible for any documentary transfer taxes and any sales, use or other taxes, other than income taxes based on a party's income, imposed by reason of the transactions contemplated hereunder.

        2.5 RESALE RESTRICTIONS; Stock Legends. It is understood and acknowledged that the shares of Printpack common stock and Enterprises common stock to be issued or conveyed hereunder will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), the Georgia Securities Act of 1973, as amended, or the securities or blue sky laws of any other state, but will be issued in reliance upon certain exemptions from registration thereunder, that the statutory basis for such exemption is dependent upon each party's undertaking to acquire such shares for purposes of investment only and without the intent of participating directly or indirectly in a distribution thereof, and that by reason of the exemptions to be relied upon in connection with their issuance, such shares will not be freely transferable, any proposed sale or other disposition of such shares may be prohibited, and any resales or other dispositions will in any event be subject to significant restrictions. Accordingly, each party acquiring shares hereunder agrees that it will not dispose of any of any shares so acquired unless such disposition does not violate the 1933 Act and any applicable state securities or blue sky laws or regulations, or such shares have been validly registered under the 1933 Act and any and all applicable state securities or blue sky laws. Each certificate for shares of Printpack common stock or Enterprises common stock issued or conveyed hereunder shall bear a legend in substantially the following form:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("FEDERAL ACT"), THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED ("GEORGIA ACT") OR ANY OTHER STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS PROVIDED UNDER THE FEDERAL ACT AND UPON THE EXEMPTION PROVIDED BY SECTION 10-5-9(13) OF THE GEORGIA ACT. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF
        (I) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES UNDER THE GEORGIA ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT THE TRANSACTION BY WHICH SUCH SHARES WILL BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR TRANSFERRED IS EXEMPT UNDER THE GEORGIA ACT OR IS OTHERWISE IN COMPLIANCE WITH THE GEORGIA ACT, AND (II) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SHARES UNDER THE FEDERAL ACT AND ANY OTHER APPLICABLE STATE LAW, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS
        NOT REQUIRED."

                                  ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF HOLDINGS

        Holdings hereby represents and warrants as follows:

        3.1 ORGANIZATION, POWER AND AUTHORITY. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Holdings has all necessary corporate power and authority and has taken all requisite corporate action necessary to enter into this Agreement, consummate the transactions contemplated hereby and perform its obligations hereunder. This Agreement has been duly executed by Holdings and constitutes the legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency, and creditors' rights and by the availability of injunctive relief, specific performance, and other equitable remedies).

        3.2 CONSENTS AND APPROVALS; NO CONFLICT OR VIOLATION. No consent, approval or authorization of, or registration, declaration or filing with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Holdings in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in: (i) a violation of or a conflict with any provision of the Certificate of Incorporation or the Bylaws of Holdings; (ii) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Holdings is a party; or (iii) a violation by Holdings of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to it.

        3.3 CAPITAL STOCK. The shares of Printpack Common Stock to be conveyed to Enterprises by Holdings hereunder have been duly authorized and validly issued and are fully paid and nonassessable. Holdings has, and shall convey to Enterprises, good and marketable title to the shares of Printpack Common Stock, free and clear of all claims, liens, restrictions, security interests or encumbrances of any kind (other than restrictions on transfer of such shares under applicable securities laws).

        3.4 GOVERNMENTAL PROCEEDINGS OR LITIGATION. No action by any governmental authority has been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

        3.5 INVESTMENT INTENT. With respect to the shares of Enterprises common stock to be issued to Holdings as contemplated in Section 1.6 above, and the outstanding shares of the U.K. Entities to be transferred to Holdings as contemplated in Section 1.1 above, Holdings represents and warrants that it is the sole party in interest in its participation in this Agreement and is acquiring such shares of Enterprises common stock and such outstanding shares of the U.K. Entities solely for investment for its own account, with no present agreement, understanding, intent or arrangement to subdivide, sell, assign, or transfer any part or all of such shares, or any interest therein, to any other person.

                                  ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF ENTERPRISES

        Enterprises hereby represents and warrants as follows:

        4.1 ORGANIZATION, POWER AND AUTHORITY. Enterprises is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Enterprises has all necessary corporate power and authority and has taken all requisite corporate action necessary to enter into this Agreement, consummate the transactions contemplated hereby and perform its obligations hereunder. This Agreement has been duly executed by Enterprises and is a legal, valid and binding obligation of Enterprises, enforceable against Enterprises in accordance with its terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency, and creditors' rights and by the availability of injunctive relief, specific performance, and other equitable remedies).

        4.2 CONSENTS AND APPROVALS; NO CONFLICT OR VIOLATION. Except as specified in Exhibit 4.2 hereto, no consent, approval or authorization of, or registration, declaration or filing with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Enterprises in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in: (i) a violation of or a conflict with any provision of the Amended and Restated Articles of Incorporation or the Bylaws of Enterprises; (ii) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Enterprises is a party; or (iii) a violation by Enterprises of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to it.

        4.3 CAPITAL STOCK. The authorized capital stock of Enterprises consists of 15,000,000 shares of common stock, without par value. All of the shares of Enterprises common stock to be issued to Holdings hereunder have been and will be, upon issuance, duly authorized, validly issued, fully paid and non assessable.

        4.4 NORTH AMERICAN ASSETS. Enterprises has, and will convey to Printpack, good and marketable title to the North American Assets, free and clear of all claims, liens, restrictions, security interests or encumbrances of any kind, except for those that do not, individually or in the aggregate, materially adversely affect the use of the North American Assets in the business of Enterprises and will not so affect the use of the North American Assets in the business of Printpack. All of the North American Assets are transferred "as is" and "where is" without warranty of any kind except for the warranty of title contained in this Section 4.4.

        4.5 ENTERPRISES' INTELLECTUAL PROPERTY. Enterprises has, and will convey to IHC, good and marketable title to the Enterprises Intellectual Property, free and clear of all claims, liens, restrictions, security interests or encumbrances of any kind, except for those that do not, individually or in the aggregate, materially adversely affect the use of the Enterprises Intellectual Property in the business of Enterprises and will not so affect the use of the Enterprises Intellectual Property in the business of IHC. All of the Enterprises Intellectual Property is transferred "as is" and "where is" without warranty of any kind except for the warranty of title contained in this Section 4.5.

        4.6 TITLE TO EMPAQUES SHARES. The equity capital of Empaques to be conveyed to IHC by Enterprises hereunder has been duly authorized and validly issued and is fully paid and nonassessable. Enterprises has, and shall convey to Printpack, good and marketable title to the Empaques equity capital], free and clear of all claims, liens, restrictions, security interests or encumbrances of any kind (other than restrictions on transfer of such shares under applicable securities laws).

        4.7 GOVERNMENTAL PROCEEDINGS OR LITIGATION. No action by any governmental authority has been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

        4.8 INVESTMENT INTENT. With respect to the shares of Printpack Common Stock to be transferred to Enterprises as contemplated in Section 1.2 above and the shares of Printpack common stock to be issued to Enterprises as contemplated in Section 1.5 above, Enterprises represents and warrants that it is the sole party in interest in its participation in this Agreement and is acquiring the shares of Printpack common stock solely for investment for its own account, with no present agreement, understanding, intent or arrangement to subdivide, sell, assign, or transfer any part or all of such shares, or any interest therein, to any other person.

                                  ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF PRINTPACK

        Printpack hereby represents and warrants as follows:

        5.1 ORGANIZATION, POWER AND AUTHORITY. Printpack is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Printpack has all necessary corporate power and authority and has taken all requisite corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed by Printpack and is a legal, valid and binding obligation of Printpack, enforceable against Printpack in accordance with its terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency, and creditors' rights and by the availability of injunctive relief, specific performance, and other equitable remedies).

        5.2 CONSENTS AND APPROVALS; NO CONFLICT OR VIOLATION. Except as provided in Exhibit 5.2 hereto, no consent, approval or authorization of, or registration, declaration or filing with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Printpack in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in: (i) a violation of or a conflict with any provision of the Amended and Restated Articles of Incorporation or the Bylaws of Printpack; (ii) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Printpack is a party; or (iii) a violation by Printpack of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to it.

        5.3 CAPITAL STOCK. The authorized capital stock of Printpack consists of 15,000,000 shares of common stock, $5.00 par value per share. All of the shares of Printpack common stock to be issued to Enterprises have been and will be, upon issuance, duly authorized, validly issued, fully paid and non assessable.

        5.4 TITLE TO U.K. ENTITIES EQUITY INTERESTS. Printpack is the registered and beneficial owner of share capital representing a 30.96% equity interest in PHL and a 5% equity interest in PEL. Printpack has, and shall convey to Enterprises at Closing, good and marketable title to such share capital], free and clear of all claims, liens, restrictions, security interests or encumbrances of any kind (other than restrictions on transfer of such shares under applicable securities laws).

        5.5 U.K. ENTITIES RECEIVABLE. The U.K. Receivables are valid obligations of the U.K. Entities and are not subject to any offset or counterclaim. Printpack has, and shall convey to Holdings at Closing, good and marketable title to the U.K. Receivables, free and clear of all claims, liens, restrictions, security interests or other encumbrances of any kind. Except for the warranty of title contained in this Section 5.5, Printpack makes no warranty with respect to the U.K. Receivables and the U.K. Receivables were conveyed "as is" and "where is."

        5.6 PRINTPACK INTELLECTUAL PROPERTY; ILLINOIS ASSETS. Printpack owns or holds a valid leasehold or license interest in and to, and will convey (or cause to be conveyed) the same to IHC hereunder, in and to the Printpack Intellectual Property and the Illinois Assets, free and clear of all liens, restrictions, security interests or encumbrances of any kind, except for such encumbrances as do not, individually or in the aggregate, materially and adversely affect the use of the Printpack Intellectual Property and the Illinois Assets by Printpack or that will, following such conveyance, materially and adversely affect the use of the Printpack Intangible Property or the Illinois Assets by IHC.

        5.7 GOVERNMENTAL PROCEEDINGS OR LITIGATION. No action by any governmental authority has been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

                                  ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF IHC

        IHC hereby represents and warrants as follows:

        6.1 ORGANIZATION, POWER AND AUTHORITY. IHC is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. IHC has all necessary corporate power and authority and has taken all requisite corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed by IHC and is a legal, valid and binding obligation of IHC, enforceable against IHC in accordance with its terms (except to the extent that enforcement is affected by laws pertaining to bankruptcy, reorganization, insolvency, and creditors' rights and by the availability of injunctive relief, specific performance, and other equitable remedies).

        6.2 CONSENTS AND APPROVALS; NO CONFLICT OR VIOLATION. No consent, approval or authorization of, or registration, declaration or filing with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by IHC in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in: (i) a violation of or a conflict with any provision of the Articles of Incorporation or the Bylaws of IHC; (ii) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which IHC is a party; or (iii) a violation by IHC of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award applicable to it.

        6.3 CAPITAL STOCK. The authorized capital stock of IHC consists of ten thousand (10,000) shares of common stock, no par value per share, of which, as of the date of this Agreement and, as of the date of Closing and following the consummation of the transactions contemplated hereby, one thousand (1,000) shares will be issued and outstanding. All of the shares of IHC common stock outstanding have been and will be, upon issuance, duly authorized, validly issued, fully paid and non assessable.

        6.4 GOVERNMENTAL PROCEEDINGS OR LITIGATION. No action by any governmental authority has been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

        6.5 INVESTMENT INTENT. With respect to the equity interest in Empaques to be acquired from Printpack as contemplated in Section 1.3 above, IHC represents and warrants that it is the sole party in interest in its participation in this Agreement and is acquiring the equity interest in Empaques solely for investment for its own account, with no present agreement, understanding, intent or arrangement to subdivide, sell, assign, or transfer any part or all of such shares, or any interest therein, to any other person.

                                  ARTICLE 7

                       CLOSING; CONDITIONS TO CLOSING

        7.1 TIME OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") will be held at such time and place as the parties shall agree promptly following the date on which all of the conditions precedent specified in this Agreement have been (or can be at Closing) satisfied or waived by the party or parties permitted to do so. The parties agree that each of the transactions contemplated by this Agreement is intended to be effective as of the beginning of each of the parties' fiscal year 1997 and that, regardless of the date of execution of the instruments and other documents giving effect to the transactions contemplated hereby, such transactions shall have effect as of the first day of such fiscal year and as among the parties hereto the Closing shall be deemed to have occurred as of the first day of such fiscal year.

        7.2 CONDITIONS TO CLOSING. The obligations of the parties to consummate the transactions contemplated hereby are subject to the satisfaction or waiver, on or prior to the Closing, of each of the following conditions:

                (a) Governmental Consents and Approvals. All approvals and authorizations of, filings and registrations with, and notifications to, all federal, state and foreign governmental authorities required for the consummation of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect. All waiting periods required by law shall have expired or been waived by the appropriate governmental authorities.

                (b) Other Consents. All consents and approvals as required for the consummation of the transactions contemplated hereby shall have been duly obtained and shall be in full force and effect.

                (c) Corporate Action. The Board of Directors and, where appropriate, shareholders of each of the parties shall have taken all corporate action necessary to effectuate the transactions contemplated hereby, and shall have furnished certified copies of the resolutions duly adopted by such Boards of Directors and shareholders evidencing the same.

                (d) Representations and Warranties. The representations and warranties of the parties set forth in this Agreement shall be true and correct in all material respects as of the date of Closing with the same effect as though all such representations and warranties had been made thereon.

                (e) No Injunction; Permissible Transactions. None of the parties shall be prohibited by any order, ruling, consent decree, judgment or injunction of a court or regulatory agency of competent jurisdiction from consummating the transactions contemplated by this Agreement, and consummation of the transactions contemplated hereby shall be legally permissible pursuant to applicable law.

        7.3     TRANSACTIONS AND DOCUMENTS AT CLOSING.

        At the Closing:

                (a) All North America Assets consisting of real estate owned by Enterprises will be transferred and conveyed to Printpack by appropriate deeds; such deeds will be recorded and the required filing fees and transfer taxes paid;

                (b) The real estate constituting Printpack's Elgin, Illinois plant will be transferred and conveyed by Printpack to IHC by appropriate deeds, such deeds will be recorded and the required filing fees and transfer taxes paid;

                (c) All intellectual property of Printpack and Enterprises will be transferred to IHC and appropriate instruments prepared and executed for recording in the U.S. Patent and Trademark Office and other appropriate governmental offices with respect to patents and trademarks;

                (d) All North America Assets consisting of tangible personal property or intangible personal property (other than intellectual property) owned by Enterprises will be transferred and conveyed to Printpack by means of a blanket bill of sale, with appropriate resale certificates or other required documentation;

                (e) All North American Assets consisting of real or personal property leases will be assigned and transferred to Printpack together with all required lessor and landlord consents and approvals;

                (f) All North American Assets consisting of contracts to which Enterprises is a party will be assigned and transferred to Printpack together with all required third party consents and approvals.

                (g) Existing collective bargaining agreements, if any, to which Enterprises is a party will be assigned to Printpack, with appropriate negotiation with the applicable unions;

                (h) All licenses of intellectual property rights from third parties to Enterprises or Printpack will be assigned and transferred to IHC, together with all required licensor consents and approvals;

                (i) To the extent assignable, any governmental licenses or permits held by Enterprises and relating to the North American Assets will be assigned or transferred to Printpack or IHC, as appropriate;

                (j) Printpack and/or IHC will undertake to obtain new licenses, permits, registrations and identification numbers, to the extent that these cannot be transferred from Enterprises or Printpack, including, without limitation:

                    (i) state qualifications to transact business as a foreign corporation in each state other than in the state of incorporation;

                    (ii) sales tax numbers and other tax identification numbers;

                    (iii) business licenses; and

                    (iv)  state and federal environmental permits and licenses.

                (k) Existing insurance coverage held by Enterprises with respect to the North American Assets (including but not limited to casualty insurance for assets transferred, liability insurance of various types, and obligations for coverage related to unemployment and workers' compensation) will be transferred to Printpack and existing insurance coverage held by Printpack with respect to the Illinois assets (including but not limited to casualty insurance for assets transferred, liability insurance of various types, and obligations for coverage related to unemployment and worker's compensation) will be transferred to IHC, or appropriate new insurance coverage obtained by Printpack and/or IHC.

                                  ARTICLE 8
                                MISCELLANEOUS

        8.1 SURVIVAL. The covenants, agreements, representations and warranties of the parties hereto contained herein or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereby.

        8.2 FURTHER ASSURANCES. Both before and after the Closing, each party will cooperate in good faith with the other and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder.

        8.3 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

        8.4 WAIVER OF COMPLIANCE; CONSENTS. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the other party; provided, however, that any such waiver may be made only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        8.5 BINDING EFFECT; NO THIRD PARTY BENEFICIARIES. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties, any successors and permitted assigns any rights, remedy or claim under or by reason of this Agreement or any provision herein contained.

        8.6 NOTICES. All notices or other communications to any party to this Agreement required or permitted hereunder shall be in writing and shall be deemed to have been duly given or made (i) five days after the date when deposited, postage prepaid in the United States mail, by registered or certified mail (return receipt requested) or (ii) when delivered if delivered by hand or by facsimile (with receipt acknowledged) to a party hereto at the address set forth below such party's signature on the signature page to this Agreement (or at such other address for a party as shall be specified by like notice).

        8.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia (without regard to its conflicts of law doctrines).

        8.8 ENTIRE AGREEMENT. This Agreement, together with all exhibits and schedules and other documents and instruments referred to herein, embodies the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

        8.9 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        8.10 INVALIDITY, INCONSISTENCY OR CONFLICT. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. In the event of any inconsistency or conflict between any provision of this Agreement and any provision of any other agreement, document or instrument referred to herein, the provision of this Agreement shall govern.

        8.11 CAPTIONS AND REFERENCES. The captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

        8.12 SPECIFIC PERFORMANCE. Each of the parties acknowledges that money damages would not be a sufficient remedy for any breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced. Therefore, the rights and obligations of the parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. A party's right to specific performance shall be in addition to all other legal or equitable remedies available to such party.

        8.13 ASSIGNMENT OF CONTRACTS, RIGHTS, ETC. Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not constitute an agreement by any party hereto to assign any of its right, title or interest in or to any contract, license, lease, commitment, sales order, purchase order or other agreement or any claim or right of any benefit arising thereunder or resulting therefrom if the attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of any party hereto. Each party hereto shall use its reasonable efforts to obtain, and to cooperate with the other parties hereto in obtaining, any required third party consent to the assignment or transfer of any such right, title or interest as contemplated by this Agreement. If such consent is not obtained, the parties hereto shall cooperate in any reasonable arrangements designed to provide the intended transferee with the benefits thereunder, including enforcement for the benefit of such intended transferee of any and all rights of any other party hereto against such third party arising out of the cancellation by such third party or otherwise.

        IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, all as of the day and year first above written.

                 [Signatures Appear on the Following Pages]

                                PRINTPACK HOLDINGS, INC.

                                By:  /s/
                                   ------------------------------------------
                                   Its:
                                        -------------------------------------
                                   Address:   4335 Wendell Drive, SW
                                              Atlanta, Georgia  30336

                                   Attention: President
                                   Telecopier:  (404) 696-4868

                                PRINTPACK, INC.

                                By:  /s/
                                   ------------------------------------------
                                   Its:
                                        -------------------------------------
                                   Address:   4335 Wendell Drive, SW
                                              Atlanta, Georgia  30336

                                   Attention: President
                                   Telecopier: (404) 696-4868

                                PRINTPACK ENTERPRISES, INC.

                                By:  /s/
                                    -----------------------------------------
                                   Its:
                                        -------------------------------------
                                   Address:   4335 Wendell Drive, SW
                                              Atlanta, Georgia  30336

                                   Attention: President
                                   Telecopier:  (847) 888-5993

                                PRINTPACK ILLINOIS, INC.

                                   By:  /s/
                                       --------------------------------------
                                           Its:
                                               ------------------------------
                                           Address:   1400 Abbott Drive
                                                      Elgin, Illinois  60123

                                           Attention: President
                                           Telecopier:  (847) 888-5993


Exhibit         Description
-------         -------------
2.1             Form of Services Agreement

2.2             Form of Tax AllocationAgreement

2.3             Forms of License Agreements

4.2             Consents Required by Enterprises

5.2             Consents Required by Printpack



                                 EXHIBIT 2.1


                       INTERCORPORATE SERVICES AGREEMENT

         This Intercorporate Services Agreement (the "Agreement"), is made and entered into as of the first day of the parties' fiscal year 1997 by and between PRINTPACK ILLINOIS, INC. ("Recipient"), an Illinois corporation, having its principal offices in Elgin, Illinois and PRINTPACK, INC.("Provider"), a Georgia corporation, having its principal offices in Atlanta, Georgia.

         Recipient and Provider are each engaged in the business of converting flexible packaging materials and marketing flexible packaging to customers for various applications.

         Recipient desires to obtain the services of Provider in connection with the general management of the business of Recipient and in connection with the generation of sales of Recipient's products and the purchasing of goods and services, and Provider desires to provide such management services on the terms and conditions provided in this Agreement.

         Recipient does not separately maintain the full internal capability to perform all the management, financial and administrative functions which Recipient desires.

         Recipient believes that the cost of procuring and maintaining the additional personnel and other resources by Recipient necessary to perform the functions provided for by this Agreement would exceed the amounts to be paid to Provider pursuant to this Agreement and that the terms of this Agreement are no less favorable to Recipient than could otherwise be obtained from a third party for comparable services.

         Recipient desires to receive the management, financial and administrative services provided by Provider and its agents and Provider is willing to provide such services under the terms of this Agreement.

         In consideration of the foregoing and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Services to be Provided. Subject to the general supervision of the Board of Directors and Executive Officers of Recipient, Provider shall provide Recipient the following services (the "Services") to be rendered by Provider and its agents:

         (a) General management supervision of all aspects of Recipient's business, including, without limitation, manufacturing, sales, marketing, technical, quality control, personnel, accounting and financial functions, by providing the same general level of supervision and review of each such function within Recipient's organization as is provided to staff at the same level in comparable functions within Provider's organization;

         (b) Consultation and assistance in the development and implementation of Recipient's corporate business strategies, plans and objectives;

         (c) Consultation and assistance in the management and conduct of corporate affairs and corporate governance consistent with the Articles of Incorporation and By-Laws of Recipient;

         (d) Consultation, provision and assistance in connection with other services, including but not limited to, cash applications, internal and external financial reporting, employee benefits, insurance and risk management;;

         (e) Provision of such technical assistance in connection with the business of Recipient as may be required from time to time;

         (f) Determination of appropriate amounts of advances to be made from time to time by Provider as provided in Section 3 of this Agreement, and the timing and amounts for appropriate repayments;

         (g) Consultation and assistance with respect to the protection, prosecution, maintenance and licensing of intellectual property; and


         (h) Such other services as may be requested by Recipient or deemed necessary and proper from time to time.

2. Obligations of Recipient. Recipient, acting through its Board of Directors and executive officers, shall:

         (a) Provide Provider from time to time with such direction and instructions in connection with the management of Recipient as the Board of Directors or executive officers shall deem appropriate;

         (b) Comply promptly with all reasonable requests for instructions which Provider may make in order to perform its duties efficiently under this Agreement;

         (c) Pay Provider, as compensation for all services rendered pursuant to this Agreement, a fee determined as a fraction of the net sales of Recipient the numerator of which fraction equals the total costs of corporate services of Provider and the denominator of which fraction equals the total combined net sales of Provider and Recipient. The fee determined as provided in the immediately preceding sentence shall be reduced by actual costs incurred by Recipient for sales, technical, marketing, quality control and general and administrative functions.

3. Working Capital Loans. Provider agrees from time to time during the term of this Agreement to advance to Recipient such amounts as Recipient may reasonably require for working capital purposes. All such advances shall be on open account, without the necessity of any note or other writing, unless such written evidence shall be requested by Provider. All such advances shall be repayable upon demand by Provider, together with interest on the outstanding principal balance of such advances calculated during each month at a rate equal to Provider's weighted average cost of revolving credit funds as in effect for each month. Accrued but unpaid interest only shall be payable to Provider with respect to such advances on a semi-annual basis prior to demand. Upon any termination of this Agreement, all outstanding advances, together with accrued but unpaid interest thereon, shall immediately become due and payable as of the date of termination, without demand by Provider.

4. Miscellaneous Services. It is the intent of the parties hereto that Provider provide only the Services requested by Recipient in connection with routine management, financial and administrative functions related to the ongoing operations of Recipient and not with respect to special projects, including corporate investments, acquisitions and divestitures. It is expressly understood that Provider assumes no liability for any expenses or services other than those stated in Section 1.

5. Term; Termination. The original term of this Agreement shall be for the parties' fiscal year ending June 28, 1997. This Agreement shall be extended on an annual basis after the expiration of its original and each renewal term unless earlier terminated by either party. Either party may, at its option, immediately terminate this Agreement without liability, if the other party becomes insolvent or bankrupt, or admits in writing its inability to pay its debts as they become due, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for the major part of its property, or if bankruptcy, reorganization, rearrangement, insolvency or liquidation proceedings or other proceedings for relief under any law for the benefit of debtors are instituted by or against such other party and, if so instituted against such other party, are consented to or not abated within sixty (60) days after the commencement of such proceedings. This Agreement may be terminated without cause by Provider upon giving ninety (90) days advance written notice to Recipient or by Recipient upon giving thirty (30) days advance written notice to Provider. Termination of this Agreement shall not relieve either party of its liability for the performance of obligations imposed upon said party during the effective period of this Agreement if such obligations have not been performed or completed at the time of termination.

6. Limitation of Liability. In providing its Services hereunder, Provider shall have a duty to act, and to cause its agents to act, in a reasonably prudent manner, but neither Provider, nor any officer, director, employee or agent of Provider shall be liable to Recipient for any error of judgment or mistake of law or for any loss incurred by Recipient in connection with the matter to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Provider or its agents.

7. Indemnification of Provider by Recipient. Recipient shall indemnify and hold harmless Provider, its officers, directors, employees and agents from and against any and all losses, liabilities, claims, damages, costs and expenses (including attorney's fees and other expenses of litigation) to which such party may become subject to arising out of the Services provided by Provider to Recipient hereunder, provided that such indemnity shall not protect any such party against any liability to which such person would otherwise be subject to by reason of willful misfeasance, bad faith or gross negligence.

8. Further Assurance. Each of the parties will make, execute, acknowledge and deliver such other instruments and documents and take all such other actions, as the other party may reasonably request and as may reasonably be required in order to effectuate the purposes of this Agreement and to carry out the terms hereof.

9. Ownership of Records. Recipient shall retain ownership in Illinois of all books, records, reports and statistics produced by Provider or its agents in rending services under this Agreement.

10. Authority. Provider shall have the authority to engage third party accountants, attorneys, or other professions as necessary to aid in the performance of Services pursuant to this Agreement, and the costs incurred by Provider pursuant to such engagements shall be borne by Recipient. In connection with the performance of the Services, Provider shall have the authority, on behalf of Recipient, to accept orders for the purchase of goods from Recipient, to purchase goods and services for the benefit of Recipient, to receive payments due Recipient and to make payments owed by Recipient, and to negotiate, settle, compromise and collect or pay, as appropriate, any obligations owed to or by recipient. All authority of Provider pursuant to this Agreement shall be exercised under the general direction of the Board of Directors and the executive officers of Recipient, and subject to such control and direction in any individual instance as the Board of Directors or executive officers may provide.

11. Status. It is understood and agreed that the status of Provider under this Agreement is that of an independent contractor to Recipient.

12. Notices. All communications hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                 If to Recipient, to:
                                           Printpack Illinois, Inc.
                                           1400 Abbott Drive
                                           Elgin, Illinois  60123
                                           Attention: President

                 If to Provider, to:

                                        Printpack, Inc.
                                        4335 Wendell Drive, S.W.
                                        Atlanta, Georgia 30336
                                        Attention: Vice President - Finance

Notice given by mail shall be deemed given on the fifth (5th) day after deposit in the United States mail as described above. Notice delivered personally shall be deemed given and received. Either party may, by written notice, change the address to which notices to such party are to be delivered or mailed.

13. Amendment and Modification. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated other than by agreement in writing signed by the parties hereto.

14. Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of Provider and Recipient and their respective successors and assigns, except that neither party may assign its rights under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, Provider may fulfill its obligations under this Agreement by subcontracting for various services with third parties to the extent it deems advisable, subject to the approval of Recipient, which approval shall not be unreasonably withheld.

15. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.

                                   PRINTPACK ILLINOIS, INC.

                                   By:
                                       ---------------------------------------
                                   Title:
                                          ------------------------------------

                                   PRINTPACK, INC.

                                   By:
                                       ---------------------------------------
                                   Title:
                                          ------------------------------------

                                 EXHIBIT 2.2


                            TAX ALLOCATION AGREEMENT

     AGREEMENT effective as of the first day of the First Consolidated Return Year by and among Printpack Holdings, Inc. ("Parent") and each of the following subsidiaries ("Subsidiaries"):

             Printpack Enterprises, Inc.

             Printpack, Inc.

             Printpack Illinois, Inc.

             Flexible Funding Corp.

                             W I T N E S S E T H :

     WHEREAS, the parties hereto intend to file Consolidated Returns for periods ending subsequent to the date hereof; and

     WHEREAS, it is the intent and desire of the parties hereto that a method be established for allocating the Consolidated Tax Liability (as determined under Section 1.1502-2 of the Regulations) of the Group among the parties (as required by Section 1552(a) of the Code); for reimbursing the Parent for payment of such tax liability; and to provide for the allocation and payment of any refund arising from a carryback of net operating losses or tax credits from subsequent taxable years.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

     1. Definitions

     The following terms as used in this Agreement shall have the meanings set forth below:

     (a) "Code" shall mean the Internal Revenue Code of 1986 as amended from time to time.

     (b) The "Group" shall mean the affiliated Group of corporations within the meaning of Section 1504(a) of the Code of which Parent is the common parent.

     (c) "Consolidated Return" shall mean a consolidated Federal income tax return filed pursuant to Section 1501 of the Code.

     (d) "Regulations" shall mean the Treasury regulations as in effect from time to time.

     (e) "IRS" shall mean the Internal Revenue Service.

     (f) "Consolidated Tax Liability" shall mean the consolidated Federal income tax liability of the Group for any taxable year for which the Group files a Consolidated Return.

     (g) "Separate Tax Liability" shall mean that percentage of the Consolidated Tax Liability equal to the ratio that such Subsidiary's taxable income bears to the consolidated taxable income (as determined pursuant Regulation 1.1552-1(a)(1)(ii)), but only if such Subsidiary has positive taxable income. If a Subsidiary does not have positive taxable income, such Subsidiary's Separate Tax Liability shall be deemed to be zero.

     2. Payments

     For each taxable year with respect to which Parent files a Consolidated Return which includes the Subsidiaries, payment to Parent of the Separate Tax Liability attributable to each Subsidiary with respect to such taxable year shall be made as follows:

     (a) On or before the first due date for Parent to make payment of estimates of its Federal income taxes for each taxable year, Parent and each Subsidiary shall estimate the Subsidiary's Separate Tax Liability for such taxable year (the "Estimated Amount").

     (b) Each Subsidiary shall pay one-fourth of the Subsidiary's Estimated Amount to Parent within a reasonable period before or after each of the due dates for Parent to make payment of estimates of its Federal income taxes for such taxable year.

     (c) In the case of a Subsidiary leaving the Group ("Departing Subsidiary"), the Parent and the Departing Subsidiary shall estimate such Departing Subsidiary's

Separate Tax Liability for such taxable year ("The Departing Estimated Amount") and such amount shall be paid to Parent by the Departing Subsidiary before leaving the Group.

     (d) If, after the end of each such taxable year, it is determined that any Subsidiary's actual Separate Tax Liability for such taxable period differs from the aggregate amount paid pursuant to subparagraphs (b) or (c), as applicable, above with respect to such taxable period (the "Aggregate Estimated Amount"), then such difference shall be reconciled and paid to P arent or the affected Subsidiary within a reasonable period after the day the Consolidated Return for such taxable period is filed unless such reconciliation is waived in writing by both Parent and the affected Subsidiary.

     3. Carryback/Carryforward Reimbursement

     Parent shall reimburse a Subsidiary for any of the Subsidiary's current losses used to compute the Group's Consolidated Tax Liability, but only to the extent the Subsidiary would be able to carry back such losses to prior years, or carryforward such losses for subsequent years, to offset the Subsidiary's separate taxable income used in computing the Separate Tax Liability for those years. For purposes of this Paragraph, the term "current losses" means the separate taxable income determined by the Subsidiary for purposes of computing the Subsidiary's current Separate Tax Liability if such separate taxable income is a negative amount. Reimbursement shall be an amount equal to the Consolidated Tax Liability that would have been computed but for the Group's use of the Subsidiary's current losses, less the Group's actual Consolidated Tax Liability. Reimbursement shall be made within a reasonable time after the close of the taxable year.

4. Subsequent Adjustments

     If any adjustments are made to the income, gains, losses, deductions or credits of the Group for a taxable year during which the Subsidiary is a member, whether by reason of the filing of an amended return or a claim for refund with respect to such taxable year or an audit with respect to such taxable year by the IRS, the amounts due under this Agreement for such taxable year shall be redetermined by taking into account such adjustments. If, as a result of such redetermination, any amounts due under this Agreement shall differ from the amounts previously paid, then appropriate payment of such difference shall be made within a reasonable period after the date on which such additional taxes are paid, credit is allowed or refund is received with respect to such adjustment, and shall include any interest attributable thereto and any penalties or additions to tax which may be imposed.

     5. Procedural Matters

     Parent shall prepare and file the Consolidated Return and any other returns, documents or statements required to be filed with the IRS with respect to the determination of the Federal income tax liability of the Group. In its sole discretion, Parent shall have the right with respect to any Consolidated Returns which it has filed or will file,

     (a) to determine

         (i) the manner in which such returns, documents or statements shall be prepared and filed, including, without limitation, the manner in which any item of income, gain, loss, deduction or credit shall be reported,

         (ii) whether any extension may be requested, and

         (iii) the elections that will be made by the Subsidiaries,

     (b) to contest, compromise or settle any adjustment or deficiency proposed, asserted or assessed as a result of any audit of such returns by the IRS,

     (c) to file, prosecute, compromise or settle any claim for refund, and

     (d) to determine whether any refunds, to which the Group may be entitled, shall be paid by way of refund or credited against the tax liability of the Group. The Subsidiaries hereby appoint Parent as their agent and attorney-in-fact to take such action (including the execution of documents) as Parent may deem appropriate to effect the foregoing.

     6. Subsidiaries

     All subsidiaries of Parent, except foreign subsidiaries not eligible to be included in a consolidated return under the Code, shall be subject to this Agreement. If at any time Parent or a Subsidiary acquires or creates one or more new subsidiary corporations that are includable corporations of the Group, they shall be subject to this Agreement and shall be deemed a "Subsidiary" for all purposes of this Agreement. Any Subsidiary which leaves the Group shall be bound by this Agreement unless released from the Agreement by Parent in writing. The Subsidiaries specifically agree that it will not be necessary for all other Subsidiaries to re-sign the Agreement.

     7. Miscellaneous Provisions

     (a) A Consolidated Return shall be filed by Parent for its year ended June 27, 1997 ("First Consolidated Return Year"), and for each subsequent taxable year in respect of which this Agreement is in effect and for which the Group is required or permitted to file a Consolidated Return. The Parent and each Subsidiary shall execute and file such consents, elections, and other documents that may be required or appropriate for the proper filing of such returns.

     (b) Any alteration, modification, addition, deletion, or other change in the consolidated income tax return provisions of the Code or the Regulations thereunder shall automatically be applicable to this Agreement mutatis mutandis.

     (c) This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of Delaware from time to time obtaining.

     (d) This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns.

     (e) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deeded an original, but all of which together shall constitute one and the same instrument.

     (f) The headings of the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof.

     In witness whereof, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be affixed hereto as of the dates set forth below.

                                        PRINTPACK HOLDINGS, INC.


                                        By:
                                           ---------------------------
                                        Title:
                                              ------------------------
                                        Date:
                                              ------------------------


                                        PRINTPACK, INC.


                                        By:
                                           ---------------------------
                                        Title:
                                             -------------------------
                                        Date:
                                             -------------------------


                                        PRINTPACK ENTERPRISES, INC.


                                        By:
                                          ----------------------------
                                        Title:
                                              ------------------------
                                        Date:
                                             -------------------------

                                        PRINTPACK ILLINOIS, INC.


                                        By:
                                           ----------------------------
                                        Title:
                                              -------------------------
                                        Date:
                                              -------------------------

                                        FLEXIBLE FUNDING CORP.


                                        By:
                                           ----------------------------
                                        Title:
                                              -------------------------
                                        Date:
                                             --------------------------

                                 EXHIBIT 2.3



                    INTELLECTUAL PROPERTY LICENSE AGREEMENT

         This INTELLECTUAL PROPERTY LICENSE AGREEMENT (hereinafter the "Agreement") is made and entered into as of the begining of the parties' fiscal year 1997, by and between PRINTPACK ILLINOIS, INC., an Illinois corporation having its principal place of business at Elgin, Illinois ("Licensor") and PRINTPACK, INC., a Georgia corporation having its principal place of business at 4335 Wendell Drive, SW, Atlanta, Georgia 30336 ("Licensee").

                              W I T N E S S E T H

         WHEREAS, Licensor is now, and in the future may become, the owner of certain Patents, Works, Marks, Trade Secrets, Confidential Information (as defined below) and other know-how and technology (the "Intellectual Property") for use in connection with the operation of the flexible packaging conversion business; and

         WHEREAS, Licensee is also engaged in the operation of a flexible packaging conversion business in the United States and elsewhere and is desirous of using the Intellectual Property in connection therewith; and

         WHEREAS, Licensor is desirous of granting to Licensee a limited, non-exclusive right to use the Intellectual Property in connection with its business in accordance with the terms of this Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.       DEFINITIONS

         Whenever used in this Agreement, the following terms have the meanings set forth below:

         (a) "Confidential Information" means data and information now or in the future relating to the business of Licensor which is or has been disclosed to Licensee or of which Licensee became aware as a consequence of or through its relationship to a party to this Agreement and which has value to Licensor and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by Licensor (except where such public disclosure has been made by Licensee without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means. Certain of the Confidential Information disclosed pursuant to this Agreement may also constitute Trade Secrets (as defined below).

         (b) "Marks" means those certain trademarks, service marks, trade names and other logos now, or at any time in the future, owned, used or licensed to others by Licensor, in both stylized and un-stylized versions and with and without design, including both common law uses and uses under federal and state registrations. Licensor and Licensee agree that the Marks shall not include the mark "PRINTPACK" which, if licensed to Licensee by Licensor, shall be subject to a separate license agreement between the parties.

         (c) "Patents" means all patents and patent applications that have been, or at any time in the future are, filed by or assigned to Licensor, as well as any and all continuations, continuations-in-part, divisionals, substitutes, reexaminations and reissues thereof, and any foreign counterparts issued thereon.

         (d) "Trade Secrets" means current or future information of Licensor including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (1) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         (e) "Works" means all current and future copyrightable works of authorship of Licensor, whether or not registered, including without limitation, any designs, drawings, graphics, technical descriptions for products, users' guides, illustrations, advertising materials and computer software.

2.       GRANT OF LICENSES

         (a) Patents: Subject to the terms of this Agreement, Licensor hereby grants to Licensee a non-exclusive, nontransferable worldwide license to practice the Patents, which shall remain in effect for the life of any applicable Patents (if more than one Patent, then the license will remain in effect only with respect to the unexpired Patent(s)) unless terminated sooner as set forth herein, including but not limited to, the right to make, use, distribute and sell, and to have others make, use, distribute and sell, products and services covered by such Patents.

         (b) Marks: Subject to the terms of this Agreement, Licensor hereby grants to Licensee a non-exclusive, nontransferable worldwide license to use the Marks in connection with the operation of its business, including but not limited to, the identification and promotion of its services and products.

         (c) Works: Subject to the terms of this Agreement, Licensor hereby grants to Licensee a non-exclusive, nontransferable worldwide license (under any copyrights or other proprietary rights) to use, display, distribute (internally and externally), perform, reproduce, and prepare derivative works based on, the Works in connection with the operation of its business.

         (d) Trade Secrets and Confidential Information: Subject to the terms of this Agreement, Licensor hereby grants to Licensee a non-exclusive, nontransferable worldwide license to use the Trade Secrets and Confidential Information, and any other Intellectual Property not specifically licensed above, internally in connection with the operation of its business.

         (e)     No Right of Sublicense:  The licenses granted pursuant to this
Section 2 shall not include the right to grant sublicenses, unless approved by Licensor.

         (f) Delivery: Upon execution of this Agreement and continuing throughout its term, Licensor shall deliver to Licensee copies of all tangible embodiments of the Intellectual Property in Licensor's then-current possession and otherwise disclose to Licensee any information related to the Intellectual Property, as reasonably requested by Licensee.

         (g) Reservation of Rights: Nothing herein shall be construed to prevent Licensor from using the Intellectual Property in any manner, and Licensor reserves all rights in the Intellectual Property not expressly granted in this Agreement.

3.       TERM

         The Term of this Agreement shall commence on the date of execution of this Agreement and shall continue until terminated as provided in Section 8.

4.       LICENSE FEE

         (a) In consideration of the foregoing grant of rights, Licensee shall pay Licensor an annual license fee (the "License Fee") calculated in the manner provided on Exhibit A attached hereto.

         (b) The License Fee for a given fiscal year of Licensee ("Fiscal Year") shall be paid within twenty (20) business days following the receipt by Licensee of the audited financial statements reflecting Licensee's revenues for such Fiscal Year. Any payment of the License Fee that is not timely remitted as provided for in this paragraph shall bear interest at the annual rate of ten percent (10%), with such interest beginning to accrue as of the first day when said payment was initially due. In the event Licensee fails to make timely payment to Licensor, of any payment due hereunder within thirty (30) days of the date such payment is due, then Licensee's failure to make such payment shall be deemed to constitute a material breach of this Agreement, and Licensor may terminate this Agreement pursuant to the terms of Section 8 below.

5.       OWNERSHIP OF INTELLECTUAL PROPERTY

         (a) Licensee acknowledges that Licensor is the sole owner of all right, title and interest in and to the Intellectual Property in any form or embodiment thereof. Licensee shall not, at any time, do or suffer to be done any act or thing which will in any way impair the rights of Licensor in and to the Intellectual Property or which will depreciate the value of the Intellectual Property. Licensee agrees that it will not, directly or indirectly, challenge Licensor's ownership of or the validity of the Intellectual Property or any registrations or applications for registration thereof. Licensee agrees to do whatever acts Licensor may deem necessary or advisable, including the execution of any instruments, to confirm and maintain ownership by Licensor of the Intellectual Property.

         (b) Licensee expressly agrees and understands that all derivative works, improvement inventions and other modifications of the Intellectual Property created by Licensee or its employees or agents ("Licensee Developments") shall be owned exclusively by Licensor and shall be included within the definition of Intellectual Property, and therefore licensed to Licensee, as set forth herein. Licensee hereby assigns, agrees to assign and upon creation automatically assigns, to Licensor in perpetuity all right, title and interest that Licensee may have in any Licensee Developments, including without limitation all copyrights and the rights to apply for, and legal title to, any form of patent, utility model, industrial design or similar property right recognized by any country or jurisdiction. Licensee represents and warrants that it is not and will not become a party to any agreement that would require it to assign to any other person or entity the copyrights, patent rights or other such rights to any Licensee Developments, without the consent of Licensor. Should

Licensor elect to file any applications for patent protection or to register claims of copyright to any Licensee Developments, Licensee will, at the request of Licensor, do all things and sign all documents or instruments reasonably necessary in the opinion of Licensor to register such claims, file such applications and obtain, defend and enforce such copyrights and patent rights. In addition, Licensee hereby irrevocably appoints Licensor its attorney in fact to act for it and represent it in performing the foregoing obligations if Licensee fails to perform same.

         (c) Licensee expressly agrees and understands that all uses of the Marks by Licensee, and any goodwill created in the Marks thereby, shall inure solely to the benefit of, and be owned exclusively by, Licensor.

         (d) This Section 5 shall survive the termination or expiration of this Agreement.

6.       RESTRICTIONS AND LIMITATIONS

         (a) Licensee agrees that the operation of its business, including but not limited to, its development of products and performance of services, shall be of high quality and in compliance with those standards, if any, promulgated by Licensor from time to time ("Standards"). Licensee also agrees that its use of the Marks shall be in compliance with those guidelines, if any, promulgated by Licensor from time to time ("Guidelines"). Licensee's agreement to comply with these Standards and Guidelines shall constitute a material element of this Agreement.

         (b) Licensor shall have the right of periodic inspection of Licensee and each of its facilities to review compliance with the Standards and Guidelines. Licensor or its duly authorized representatives shall have the right, during regular business hours and upon reasonable prior notice to Licensee, to examine all documents, materials and records in the possession or under the control of Licensee relating to compliance with the Standards and Guidelines by or for Licensee. Should Licensor notify Licensee that its business operations fail in any manner to comply with the Standards or Guidelines, Licensee shall promptly correct such defects in accordance with instructions from Licensor with respect thereto.

         (c)     Licensee shall use and display the Marks only as authorized in
Section 2(b) above and in such form and manner as are specifically approved by Licensor under the following procedure. If Licensee plans to use the Marks in a form or manner that has not previously been approved by Licensor, Licensee shall submit its proposed form or manner of use, or both, to Licensor in writing, and if Licensor has not rejected such form or manner, or both, in writing within fifteen (15) days after its submission by Licensee, then such form or manner shall be deemed approved. Licensor shall not unreasonably reject a proposed form or manner of use of the Marks.

         (d) Licensee agrees not to use any other trademarks, service marks or trade names in connection with its business or services which are substantially similar to or which so nearly resemble the Marks as to be likely to cause deception or confusion.

         (e) If either party discovers that any of the Intellectual Property is infringed, it shall communicate the details to the other party. Licensor shall thereupon have the exclusive right, but not the obligation, to take whatever action it deems necessary, including the filing of lawsuits, to protect the rights of the parties to this Agreement and to terminate such infringement. The parties shall cooperate with one another if Licensor takes any such action and shall split the expenses associated therewith as mutually agreed. If Licensor does not wish to take any action hereunder, Licensee shall also have the right, but not the obligation, to take any such action, provided Licensor consents thereto.

         (f) For the term of this Agreement plus five (5) years, Licensee will not disclose to others or use for any purpose of its own, other than as permitted under this Agreement, any Confidential Information, financial or business data, technical data, or other confidential or proprietary information obtained from Licensor, or from an affiliated entity of Licensor. With respect to Trade Secrets, Licensee agrees not to use for any purpose whatsoever, other than as permitted under this Agreement, or to disclose Trade Secrets at any time during or after the term of this Agreement or until such Trade Secrets lose their status as such by becoming generally available to the public by independent discovery, development, or publication. Licensee shall take reasonable measures, at least consistent with those taken to protect its own similar types of Confidential Information and Trade Secrets, to protect Licensor's Confidential Information and Trade Secrets against disclosures prohibited by this Agreement. This Section 6(f) shall survive the termination or expiration of this Agreement as set forth herein.

         (g) Licensee agrees that the operation of its business shall in all respects be performed in accordance with all applicable federal, state and local laws and regulations.

7.       INDEMNIFICATION BY LICENSEE

         Licensor assumes no responsibility to Licensee or to any third parties with respect to the quality of the services or products offered by Licensee. Licensee agrees to defend, indemnify, and hold harmless, forever, Licensor, its subsidiaries and affiliates, successors and assigns, and their respective officers, directors, agents, employees and affiliates against every claim, suit, loss, liability, or damage, whatsoever, including the expenses of investigating and defending against any claim or suit, and any amount paid in settlement thereof, arising out of or relating to any products or services offered by Licensee. Notwithstanding the foregoing, Licensor shall notify Licensee, within thirty (30) days after receipt by Licensor of notice of any claim, suit, loss, liability, or damage ("Indemnified Claim"), that it is tendering such claim to Licensee for defense, settlement, resolution and/or indemnification. Licensee shall keep Licensor reasonably advised of the progress of the matter, including providing Licensor with copies of all pleadings and correspondence. Licensee has the right to settle, compromise or discharge any Indemnified Claim only with the prior written consent of Licensor after advising Licensor as to the complete terms of such settlement, which consent will not be unreasonably withheld or delayed. This Section 7 shall survive any expiration or termination of this Agreement.

8.       TERMINATION

         This Agreement shall terminate upon thirty (30) days express written notice by certified mail from Licensor to Licensee in the event Licensee is in breach or default of any of its material obligations under this Agreement. Licensee, within such thirty (30) day period, may remedy the default and provide evidence satisfactory to Licensor that such default has been remedied, in which case this Agreement shall continue as if no notice of breach or default had been given. Licensor may, at its sole discretion, extend the time during which Licensee may remedy the breach or default.

9.       EFFECT OF EXPIRATION OR TERMINATION

         Upon expiration or termination of this Agreement:

         (a) Licensee will forthwith cease and desist from any and all uses of the Intellectual Property, and will destroy all copies of the Intellectual Property under Licensee's then-current control. Notwithstanding the foregoing, if this Agreement terminates not by any breach or default by Licensee of any of its obligations hereunder, Licensee shall have three (3) months after the date of such termination to exhaust its then current supply of materials and products containing the Intellectual Property.

         (b) Termination of this Agreement for any reason shall not affect Licensee's obligation to pay Licensor any license fees which have accrued as of the date of termination.

10.      WARRANTY OF LICENSOR

         Licensor warrants that it has the right to use and license the Intellectual Property as set forth in this Agreement. In the event Licensee is found liable in a court of law to any third party for infringement based upon Licensee's use of the Intellectual Property in accord with the provisions of this Agreement, Licensor shall indemnify Licensee against any and all damages for which Licensee is held liable, and for all costs and expenses incurred by Licensee in connection with the defense of the lawsuit. EXCEPT FOR THE FOREGOING, ALL INTELLECTUAL PROPERTY IS PROVIDED "AS IS" WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE. This
Section 10 shall survive the termination or expiration of this Agreement.

11.      EXHIBITS

         Each Exhibit to this Agreement shall be considered a part hereof as if set forth herein in full.

12.      LEGAL FEES AND COSTS

         In the event a party elects to incur legal expenses to enforce or interpret any provision of this Agreement by judicial proceedings, the prevailing party will be entitled to recover such legal expenses, including, without limitation, reasonable attorney's fees, costs and necessary disbursements at all court levels, in addition to any other relief to which such party shall be entitled.

13.      CHOICE OF LAW

         The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without reference to conflict of laws principles.

14.      BENEFIT/ASSIGNMENT

         Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns; provided, however, that no party may assign this Agreement without the prior written consent of the other party, which consent may not be unreasonably withheld. This Agreement is intended solely for the benefit of the parties hereto and is not intended to, and shall not, create any enforceable third party beneficiary rights.

15.      WAIVER OF BREACH

         The waiver by any party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or any other provision hereof.

16.      NOTICE

         Any notice, demand or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered, when received by telegraphic or other electronic means (including telecopy and telex) or overnight courier, or five (5) days after being deposited in the United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, addressed as set forth above or to such other address or fax number, and to the attention of such other person or officer as any party may designate.

17.      SEVERABILITY

         In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

18.      DIVISIONS AND HEADINGS

         The divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

19.      ENTIRE AGREEMENT

         This Agreement supersedes all previous contracts, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the within subject matter and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all parties hereto. This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


LICENSOR:                              PRINTPACK ILLINOIS, INC.


                                       By:
                                                ----------------------------
                                       Title:
                                                ----------------------------




LICENSEE:                              PRINTPACK, INC.



                                       By:
                                                ----------------------------
                                       Title:
                                                ----------------------------

                                   EXHIBIT A
                                  LICENSE FEE

The License Fee payable by Licensee to Licensor for a Fiscal Year shall be 3% of Licensee's Net Sales for such Fiscal Year. The term "Net Sales" shall mean total sales revenue for such Fiscal Year reduced by applicable and customary credits, discounts, rebates and sales returns and allowances, as determined by generally accepted accounting principles and reflected in Licensee's annual financial statements for such Fiscal Year. Notwithstanding the foregoing, the minimum License Fee payable by Licensee for any Fiscal Year shall be $_____________________.

                          TRADEMARK LICENSE AGREEMENT

         This TRADEMARK LICENSE AGREEMENT (hereinafter the "Agreement") is made and entered into as of the begining of the parties' fiscal year 1997, by and between PRINTPACK ILLINOIS, INC., an Illinois corporation having its principal place of business at Elgin, Illinois ("Licensor") and PRINTPACK HOLDINGS, INC., a Delaware corporation having its principal place of business at 4335 Wendell Drive, SW, Atlanta, Georgia 30336 ("Licensee").

                              W I T N E S S E T H

         WHEREAS, Licensor is the owner of the trademark and trade name PRINTPACK (the "Mark"), in both stylized and un-stylized versions and with and without design, including both common law uses and uses under federal and state registrations (United States reg. no. 1,217,574), for use in connection with the operation of its flexible packaging business; and

         WHEREAS, Licensor has established significant goodwill in the Mark as a result of the substantial and continuous use of the Mark in the United States and elsewhere, in connection with the operation of the flexible packaging business of Licensor and its predecessors; and

         WHEREAS, Licensee is also engaged in the operation of a flexible packaging related business in the United States and elsewhere and is desirous of using the Mark in connection therewith; and

         WHEREAS, Licensor is desirous of granting to Licensee a limited, non-exclusive right to use the Mark in connection with its business in accordance with the terms of this Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.       GRANT OF LICENSE

         (a) Licensor hereby grants to Licensee a non-exclusive, nontransferable worldwide license to use the Mark in its corporate and business name as follows:

         "PRINTPACK".

         Licensee is not licensed to use the Mark in any other format or manner, including use of the Mark by itself or in combination with any other words, names or symbols.

         (b) Nothing herein shall be construed to prevent Licensor from using the Mark in any manner.

2.       TERM

         The Term of this Agreement shall commence on the date of execution of this Agreement and shall continue until terminated as provided in Section 10.

3.       LICENSE FEE

         (a) In consideration of the foregoing grant of rights, Licensee shall pay Licensor an annual license fee (the "License Fee") calculated in the manner provided on Exhibit A attached hereto.

         (b) The License Fee for a given fiscal year of Licensee ("Fiscal Year") shall be paid within twenty (20) business days following the receipt by Licensee of the audited financial statements reflecting Licensee's revenues for such Fiscal Year. Any payment of the License Fee that is not timely remitted as provided for in this paragraph shall bear interest at the annual rate of ten percent (10%), with such interest beginning to accrue as of the first day when said payment was initially due. In the event Licensee fails to make timely payment to Licensor, of any payment due hereunder within thirty (30) days of the date such payment is due, then Licensee's failure to make such payment shall be deemed to constitute a material breach of this Agreement, and Licensor may terminate this Agreement pursuant to the terms of Section 10 below.

4.       OWNERSHIP OF MARK

         (a) Licensee acknowledges that Licensor is the sole owner of all right, title and interest in and to the Mark and all registrations thereof in any form or embodiment thereof and is also the sole owner of all goodwill attached to the Mark in connection with its use by Licensee. Licensee shall not, at any time, do or suffer to be done any act or thing which will in any way impair the rights of Licensor in and to the Mark or any registrations thereof or which will depreciate the value or reputation of the Mark. Licensee agrees that it will not, directly or indirectly, challenge Licensor's ownership of or the validity of the Mark or any registrations or applications for registration thereof. Licensee agrees to do whatever acts Licensor may deem necessary or advisable, including the execution of any instruments, to confirm and maintain ownership by Licensor of the Mark.

         (b) Licensee acknowledges that any use of the Mark shall not create in Licensee's favor any right, title or interest in or to the Mark, except as granted in this Agreement. Licensee expressly agrees and understands that all uses of the Mark by Licensee, and any goodwill created in the Mark thereby, shall inure solely to the benefit of, and be owned exclusively by, Licensor.

         (c) This Section 4 shall survive the termination or expiration of this Agreement.

5.       RESTRICTIONS AND LIMITATIONS

         (a)     Licensee shall use and display the Mark only as authorized in
Section 1(a) above and in such form and manner as are specifically approved by Licensor under the following procedure. If Licensee plans to use the Mark in a form or manner that has not previously been approved by Licensor, Licensee shall submit its proposed form or manner of use, or both, to Licensor in writing, and if Licensor has not rejected such form or manner, or both, in writing within fifteen (15) days after its submission by Licensee, then such form or manner shall be deemed approved. Licensor shall not unreasonably reject a proposed form or manner of use of the Mark.

         (b) Licensee understands and agrees that this Agreement does not authorize Licensee to use the Mark, or any part or simulation thereof, other than in connection with its use as part of Licensee's corporate and business name.

         (c) Licensee agrees not to use any other trademarks, service marks or trade names in connection with its business or services which are substantially similar to or which so nearly resemble the Mark as to be likely to cause deception or confusion.

         (d) When using the Mark under this Agreement, Licensee shall comply with all laws, rules and regulations pertaining to the use of trademarks and service marks.

6.       MAINTENANCE OF SERVICE STANDARDS AND INSPECTION

         (a) Licensee agrees that the operation of its business, including but not limited to, its development of products and performance of services, shall be of high quality and in compliance with those standards, if any, promulgated by Licensor from time to time ("Standards"). Licensee also agrees that its use of the Mark shall be in compliance with those guidelines, if any, promulgated by Licensor from time to time ("Guidelines"). Licensee's agreement to comply with these Standards and Guidelines shall constitute a material element of this Agreement.

         (b) Licensor shall have the right of periodic inspection of Licensee and each of its facilities to review compliance with the Standards and Guidelines. Licensor or its duly authorized representatives shall have the right, during regular business hours and upon reasonable prior notice to Licensee, to examine all documents, materials and records in the possession or under the control of Licensee relating to compliance with the Standards and Guidelines by or for Licensee. Should Licensor notify Licensee that its business operations fail in any manner to comply with the Standards or Guidelines, Licensee shall promptly correct such defects in accordance with instructions from Licensor with respect thereto.

         (c) Licensee agrees that the operation of its business shall in all respects be performed in accordance with all applicable federal, state and local laws and regulations.

         (d) Licensor shall take reasonable precautions to maintain the confidentiality of any information provided to it by Licensee pursuant to this
Section 6 which is of a confidential or trade secret nature and which is identified as such by Licensee.

7.       ADVERTISING AND PROMOTIONAL MATERIALS

         Upon request, Licensee shall promptly provide to Licensor, at no expense to Licensor, copies of all advertising, promotional and marketing materials, including but not limited to advertising copy, advertising layout, publicity, promotional materials and other sales or trade literature utilizing the Mark.

8.       INDEMNIFICATION BY LICENSEE

         Licensor assumes no responsibility to Licensee or to any third parties with respect to the quality of the services or products offered by Licensee. Licensee agrees to defend, indemnify, and hold harmless, forever, Licensor, its subsidiaries and affiliates, successors and assigns, and their respective officers, directors, agents, employees and affiliates against every claim, suit, loss, liability, or damage, whatsoever, including the expenses of investigating and defending against any claim or suit, and any amount paid in settlement thereof, arising out of or relating to any products or services offered by Licensee. Notwithstanding the foregoing, Licensor shall notify Licensee, within thirty
(30) days after receipt by Licensor of notice of any claim, suit, loss, liability, or damage ("Indemnified Claim"), that it is tendering such claim to Licensee for defense, settlement, resolution and/or indemnification. Licensee shall keep Licensor reasonably advised of the progress of the matter, including providing Licensor with copies of all pleadings and correspondence. Licensee has the right to settle, compromise or discharge any Indemnified Claim only with the prior written consent of Licensor after advising Licensor as to the complete terms of such settlement, which consent will not be unreasonably withheld or delayed. This Section 8 shall survive any expiration or termination of this Agreement.

9.       MAINTENANCE AND PROTECTION OF TRADEMARK

         Licensee, at Licensor's expense, agrees to assist Licensor in the protection of Licensor's rights to the Mark to the extent that Licensor may commence or prosecute in its own name any claims or suits relating to the Marks, and Licensee agrees, if reasonably required by Licensor and at Licensor's expense, to join as a party thereto. Licensee shall immediately notify Licensor of any threatened or actual unauthorized use or infringements, imitations or dilutions by others of the Mark which may come to Licensee's attention. Licensor shall have the sole right to determine whether or not any action shall be taken against any such infringements, imitations or dilutions; provided, however, that if Licensor elects not to take any action, Licensee may institute suit or take action on its own behalf at its own expense. Licensee agrees to preserve in the marketplace the integrity of Licensor's trademark so as not to violate the law or to forfeit any rights in the Mark.

10.      TERMINATION

         This Agreement shall terminate upon thirty (30) days express written notice by certified mail from Licensor to Licensee in the event Licensee is in breach or default of any of its material obligations under this Agreement. Licensee, within such thirty (30) day period, may remedy the default and provide evidence satisfactory to Licensor that such default has been remedied, in which case this Agreement shall continue as if no notice of breach or default had been given. Licensor may, at its sole discretion, extend the time during which Licensee may remedy the breach or default.

11.      EFFECT OF EXPIRATION OR TERMINATION

         Upon expiration or termination of this Agreement:

         (a) Licensee will forthwith cease and desist from any and all uses of the Mark, and will either destroy all uses of the Mark, or will deliver up to Licensor or its duly authorized representative for destruction all materials and signage bearing the Mark. In addition, Licensee agrees to make no reference in its advertising or promotional materials as having been formerly associated with or licensed by Licensor. Licensee will not subsequently adopt or use any trademark, service mark, trade name or the like which would be likely to cause confusion with the Mark. Notwithstanding the foregoing, if this Agreement terminates not by any breach or default by Licensee of any of its obligations hereunder, Licensee shall have three (3) months after the date of such termination to exhaust its then current supply of materials bearing the Mark and to remove all signage bearing the Mark.

         (b) Termination of this Agreement for any reason shall not affect Licensee's obligation to pay Licensor any license fees which have accrued as of the date of termination.

12.      WARRANTY OF LICENSOR

         Licensor warrants that it has the right to use and license the Mark as set forth in this Agreement. In the event Licensee is found liable in a court of law to any third party for service mark or trademark infringement based upon Licensee's use of the Mark in accord with the provisions of this Agreement, Licensor shall indemnify Licensee against any and all damages for which Licensee is held liable, and for all costs and expenses incurred by Licensee in connection with the defense of the lawsuit.

13.      EXHIBITS

         Each Exhibit to this Agreement shall be considered a part hereof as if set forth herein in full.

14.      LEGAL FEES AND COSTS

         In the event a party elects to incur legal expenses to enforce or interpret any provision of this Agreement by judicial proceedings, the prevailing party will be entitled to recover such legal expenses, including, without limitation, reasonable attorney's fees, costs and necessary disbursements at all court levels, in addition to any other relief to which such party shall be entitled.

15.      CHOICE OF LAW

         The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without reference to conflict of laws principles.

16.      BENEFIT/ASSIGNMENT

         Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns; provided, however, that no party may assign this Agreement without the prior written consent of the other party, which consent may not be unreasonably withheld. This Agreement is intended solely for the benefit of the parties hereto and is not intended to, and shall not, create any enforceable third party beneficiary rights.

17.      WAIVER OF BREACH

         The waiver by any party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or any other provision hereof.

18.      NOTICE

         Any notice, demand or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered, when received by telegraphic or other electronic means (including telecopy and telex) or overnight courier, or five (5) days after being deposited in the United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, addressed as set forth above or to such other address or fax number, and to the attention of such other person or officer as any party may designate.

19.      SEVERABILITY

         In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

20.      DIVISIONS AND HEADINGS

         The divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

21.      ENTIRE AGREEMENT

         This Agreement supersedes all previous contracts, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the within subject matter and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all parties hereto. This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.





                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


LICENSOR:                                  PRINTPACK ILLINOIS, INC.


                                           By:
                                                    -------------------------
                                           Title:
                                                    -------------------------




LICENSEE:                                  PRINTPACK HOLDINGS, INC.



                                           By:
                                                    -------------------------
                                           Title:
                                                    -------------------------

                                   EXHIBIT A
                                  LICENSE FEE

The License Fee payable by Licensee to Licensor for a Fiscal Year shall be one percent (1%) of Licensee's Net Sales for such Fiscal Year. The term "Net Sales" shall mean total sales revenue for such Fiscal Year reduced by applicable and customary credits, discounts, rebates and sales returns and allowances, as determined by generally accepted accounting principles and reflected in Licensee's annual financial statements for such Fiscal Year. Notwithstanding the foregoing, the minimum License Fee payable by Licensee for any Fiscal Year shall be $1,000.00.

                          TRADEMARK LICENSE AGREEMENT

         This TRADEMARK LICENSE AGREEMENT (hereinafter the "Agreement") is made and entered into as of the begining of the parties' fiscal year 1997, by and between PRINTPACK ILLINOIS, INC., an Illinois corporation having its principal place of business at Elgin, Illinois ("Licensor") and PRINTPACK ENTERPRISES, INC., a Georgia corporation having its principal place of business at 4335 Wendell Drive, SW, Atlanta, Georgia 30336 ("Licensee").

                              W I T N E S S E T H

         WHEREAS, Licensor is the owner of the trademark and trade name PRINTPACK (the "Mark"), in both stylized and un-stylized versions and with and without design, including both common law uses and uses under federal and state registrations (United States reg. no. 1,217,574), for use in connection with the operation of its flexible packaging business; and

         WHEREAS, Licensor has established significant goodwill in the Mark as a result of the substantial and continuous use of the Mark in the United States and elsewhere, in connection with the operation of the flexible packaging business of Licensor and its predecessors; and

         WHEREAS, Licensee is also engaged in the operation of a flexible packaging related business in the United States and elsewhere and is desirous of using the Mark in connection therewith; and

         WHEREAS, Licensor is desirous of granting to Licensee a limited, non-exclusive right to use the Mark in connection with its business in accordance with the terms of this Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.       GRANT OF LICENSE

         (a) Licensor hereby grants to Licensee a non-exclusive, nontransferable worldwide license to use the Mark in its corporate and business name as follows:

         "PRINTPACK".

         Licensee is not licensed to use the Mark in any other format or manner, including use of the Mark by itself or in combination with any other words, names or symbols.

         (b) Nothing herein shall be construed to prevent Licensor from using the Mark in any manner.

2.       TERM

         The Term of this Agreement shall commence on the date of execution of this Agreement and shall continue until terminated as provided in Section 10.

3.       LICENSE FEE

         (a) In consideration of the foregoing grant of rights, Licensee shall pay Licensor an annual license fee (the "License Fee") calculated in the manner provided on Exhibit A attached hereto.

         (b) The License Fee for a given fiscal year of Licensee ("Fiscal Year") shall be paid within twenty (20) business days following the receipt by Licensee of the audited financial statements reflecting Licensee's revenues for such Fiscal Year. Any payment of the License Fee that is not timely remitted as provided for in this paragraph shall bear interest at the annual rate of ten percent (10%), with such interest beginning to accrue as of the first day when said payment was initially due. In the event Licensee fails to make timely payment to Licensor, of any payment due hereunder within thirty (30) days of the date such payment is due, then Licensee's failure to make such payment shall be deemed to constitute a material breach of this Agreement, and Licensor may terminate this Agreement pursuant to the terms of Section 10 below.

4.       OWNERSHIP OF MARK

         (a) Licensee acknowledges that Licensor is the sole owner of all right, title and interest in and to the Mark and all registrations thereof in any form or embodiment thereof and is also the sole owner of all goodwill attached to the Mark in connection with its use by Licensee. Licensee shall not, at any time, do or suffer to be done any act or thing which will in any way impair the rights of Licensor in and to the Mark or any registrations thereof or which will depreciate the value or reputation of the Mark. Licensee agrees that it will not, directly or indirectly, challenge Licensor's ownership of or the validity of the Mark or any registrations or applications for registration thereof. Licensee agrees to do whatever acts Licensor may deem necessary or advisable, including the execution of any instruments, to confirm and maintain ownership by Licensor of the Mark.

         (b) Licensee acknowledges that any use of the Mark shall not create in Licensee's favor any right, title or interest in or to the Mark, except as granted in this Agreement. Licensee expressly agrees and understands that all uses of the Mark by Licensee, and any goodwill created in the Mark thereby, shall inure solely to the benefit of, and be owned exclusively by, Licensor.

         (c) This Section 4 shall survive the termination or expiration of this Agreement.

5.       RESTRICTIONS AND LIMITATIONS

         (a)     Licensee shall use and display the Mark only as authorized in
Section 1(a) above and in such form and manner as are specifically approved by Licensor under the following procedure. If Licensee plans to use the Mark in a form or manner that has not previously been approved by Licensor, Licensee shall submit its proposed form or manner of use, or both, to Licensor in writing, and if Licensor has not rejected such form or manner, or both, in writing within fifteen (15) days after its submission by Licensee, then such form or manner shall be deemed approved. Licensor shall not unreasonably reject a proposed form or manner of use of the Mark.

         (b) Licensee understands and agrees that this Agreement does not authorize Licensee to use the Mark, or any part or simulation thereof, other than in connection with its use as part of Licensee's corporate and business name.

         (c) Licensee agrees not to use any other trademarks, service marks or trade names in connection with its business or services which are substantially similar to or which so nearly resemble the Mark as to be likely to cause deception or confusion.

         (d) When using the Mark under this Agreement, Licensee shall comply with all laws, rules and regulations pertaining to the use of trademarks and service marks.

6.       MAINTENANCE OF SERVICE STANDARDS AND INSPECTION

         (a) Licensee agrees that the operation of its business, including but not limited to, its development of products and performance of services, shall be of high quality and in compliance with those standards, if any, promulgated by Licensor from time to time ("Standards"). Licensee also agrees that its use of the Mark shall be in compliance with those guidelines, if any, promulgated by Licensor from time to time ("Guidelines"). Licensee's agreement to comply with these Standards and Guidelines shall constitute a material element of this Agreement.

         (b) Licensor shall have the right of periodic inspection of Licensee and each of its facilities to review compliance with the Standards and Guidelines. Licensor or its duly authorized representatives shall have the right, during regular business hours and upon reasonable prior notice to Licensee, to examine all documents, materials and records in the possession or under the control of Licensee relating to compliance with the Standards and Guidelines by or for Licensee. Should Licensor notify Licensee that its business operations fail in any manner to comply with the Standards or Guidelines, Licensee shall promptly correct such defects in accordance with instructions from Licensor with respect thereto.

         (c) Licensee agrees that the operation of its business shall in all respects be performed in accordance with all applicable federal, state and local laws and regulations.

         (d) Licensor shall take reasonable precautions to maintain the confidentiality of any information provided to it by Licensee pursuant to this
Section 6 which is of a confidential or trade secret nature and which is identified as such by Licensee.

7.       ADVERTISING AND PROMOTIONAL MATERIALS

         Upon request, Licensee shall promptly provide to Licensor, at no expense to Licensor, copies of all advertising, promotional and marketing materials, including but not limited to advertising copy, advertising layout, publicity, promotional materials and other sales or trade literature utilizing the Mark.

8.       INDEMNIFICATION BY LICENSEE

         Licensor assumes no responsibility to Licensee or to any third parties with respect to the quality of the services or products offered by Licensee. Licensee agrees to defend, indemnify, and hold harmless, forever, Licensor, its subsidiaries and affiliates, successors and assigns, and their respective officers, directors, agents, employees and affiliates against every claim, suit, loss, liability, or damage, whatsoever, including the expenses of investigating and defending against any claim or suit, and any amount paid in settlement thereof, arising out of or relating to any products or services offered by Licensee. Notwithstanding the foregoing, Licensor shall notify Licensee, within thirty
(30) days after receipt by Licensor of notice of any claim, suit, loss, liability, or damage ("Indemnified Claim"), that it is tendering such claim to Licensee for defense, settlement, resolution and/or indemnification. Licensee shall keep Licensor reasonably advised of the progress of the matter, including providing Licensor with copies of all pleadings and correspondence. Licensee has the right to settle, compromise or discharge any Indemnified Claim only with the prior written consent of Licensor after advising Licensor as to the complete terms of such settlement, which consent will not be unreasonably withheld or delayed. This Section 8 shall survive any expiration or termination of this Agreement.

9.       MAINTENANCE AND PROTECTION OF TRADEMARK

         Licensee, at Licensor's expense, agrees to assist Licensor in the protection of Licensor's rights to the Mark to the extent that Licensor may commence or prosecute in its own name any claims or suits relating to the Marks, and Licensee agrees, if reasonably required by Licensor and at Licensor's expense, to join as a party thereto. Licensee shall immediately notify Licensor of any threatened or actual unauthorized use or infringements, imitations or dilutions by others of the Mark which may come to Licensee's attention. Licensor shall have the sole right to determine whether or not any action shall be taken against any such infringements, imitations or dilutions; provided, however, that if Licensor elects not to take any action, Licensee may institute suit or take action on its own behalf at its own expense. Licensee agrees to preserve in the marketplace the integrity of Licensor's trademark so as not to violate the law or to forfeit any rights in the Mark.

10.      TERMINATION

         This Agreement shall terminate upon thirty (30) days express written notice by certified mail from Licensor to Licensee in the event Licensee is in breach or default of any of its material obligations under this Agreement. Licensee, within such thirty (30) day period, may remedy the default and provide evidence satisfactory to Licensor that such default has been remedied, in which case this Agreement shall continue as if no notice of breach or default had been given. Licensor may, at its sole discretion, extend the time during which Licensee may remedy the breach or default.

11.      EFFECT OF EXPIRATION OR TERMINATION

         Upon expiration or termination of this Agreement:

         (a) Licensee will forthwith cease and desist from any and all uses of the Mark, and will either destroy all uses of the Mark, or will deliver up to Licensor or its duly authorized representative for destruction all materials and signage bearing the Mark. In addition, Licensee agrees to make no reference in its advertising or promotional materials as having been formerly associated with or licensed by Licensor. Licensee will not subsequently adopt or use any trademark, service mark, trade name or the like which would be likely to cause confusion with the Mark. Notwithstanding the foregoing, if this Agreement terminates not by any breach or default by Licensee of any of its obligations hereunder, Licensee shall have three (3) months after the date of such termination to exhaust its then current supply of materials bearing the Mark and to remove all signage bearing the Mark.

         (b) Termination of this Agreement for any reason shall not affect Licensee's obligation to pay Licensor any license fees which have accrued as of the date of termination.

12.      WARRANTY OF LICENSOR

         Licensor warrants that it has the right to use and license the Mark as set forth in this Agreement. In the event Licensee is found liable in a court of law to any third party for service mark or trademark infringement based upon Licensee's use of the Mark in accord with the provisions of this Agreement, Licensor shall indemnify Licensee against any and all damages for which Licensee is held liable, and for all costs and expenses incurred by Licensee in connection with the defense of the lawsuit.

13.      EXHIBITS

         Each Exhibit to this Agreement shall be considered a part hereof as if set forth herein in full.

14.      LEGAL FEES AND COSTS

         In the event a party elects to incur legal expenses to enforce or interpret any provision of this Agreement by judicial proceedings, the prevailing party will be entitled to recover such legal expenses, including, without limitation, reasonable attorney's fees, costs and necessary disbursements at all court levels, in addition to any other relief to which such party shall be entitled.

15.      CHOICE OF LAW

         The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without reference to conflict of laws principles.

16.      BENEFIT/ASSIGNMENT

         Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns; provided, however, that no party may assign this Agreement without the prior written consent of the other party, which consent may not be unreasonably withheld. This Agreement is intended solely for the benefit of the parties hereto and is not intended to, and shall not, create any enforceable third party beneficiary rights.

17.      WAIVER OF BREACH

         The waiver by any party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or any other provision hereof.

18.      NOTICE

         Any notice, demand or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered, when received by telegraphic or other electronic means (including telecopy and telex) or overnight courier, or five (5) days after being deposited in the United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, addressed as set forth above or to such other address or fax number, and to the attention of such other person or officer as any party may designate.

19.      SEVERABILITY

         In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

20.      DIVISIONS AND HEADINGS

         The divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

21.      ENTIRE AGREEMENT

         This Agreement supersedes all previous contracts, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the within subject matter and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all parties hereto. This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.





                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


LICENSOR:                              PRINTPACK ILLINOIS, INC.


                                       By:
                                                --------------------------
                                       Title:
                                                --------------------------




LICENSEE:                              PRINTPACK ENTERPRISES, INC.



                                       By:
                                                --------------------------
                                       Title:
                                                --------------------------

                                   EXHIBIT A
                                  LICENSE FEE

The License Fee payable by Licensee to Licensor for a Fiscal Year shall be one percent (1%) of Licensee's Net Sales for such Fiscal Year. The term "Net Sales" shall mean total sales revenue for such Fiscal Year reduced by applicable and customary credits, discounts, rebates and sales returns and allowances, as determined by generally accepted accounting principles and reflected in Licensee's annual financial statements for such Fiscal Year. Notwithstanding the foregoing, the minimum License Fee payable by Licensee for any Fiscal Year shall be $1,000.00.

                    INTELLECTUAL PROPERTY LICENSE AGREEMENT

         This INTELLECTUAL PROPERTY LICENSE AGREEMENT (hereinafter the "Agreement") is made and entered into as of the begining of the parties' fiscal year 1997, by and between PRINTPACK ILLINOIS, INC., an Illinois corporation having its principal place of business at Elgin, Illinois ("Licensor") and EMPAQUES PRINTPACK DE MEXICO, S.A. DE C.V., a Mexican corporation having its principal place of business at Col. Del Valle Delegacion, Benito Juarez, Mexico City, Mexico 03100 ("Licensee").

                              W I T N E S S E T H

         WHEREAS, Licensor is now, and in the future may become, the owner of certain Patents, Works, Marks, Trade Secrets, Confidential Information (as defined below) and other know-how and technology (the "Intellectual Property") for use in connection with the operation of the flexible packaging conversion business; and

         WHEREAS, Licensee is also engaged in the operation of a flexible packaging conversion business in the United States and elsewhere and is desirous of using the Intellectual Property in connection therewith; and

         WHEREAS, Licensor is desirous of granting to Licensee a limited, non-exclusive right to use the Intellectual Property in connection with its business in accordance with the terms of this Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.       DEFINITIONS

         Whenever used in this Agreement, the following terms have the meanings set forth below:

         (a) "Confidential Information" means data and information now or in the future relating to the business of Licensor which is or has been disclosed to Licensee or of which Licensee became aware as a consequence of or through its relationship to a party to this Agreement and which has value to Licensor and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by Licensor (except where such public disclosure has been made by Licensee without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means. Certain of the Confidential Information disclosed pursuant to this Agreement may also constitute Trade Secrets (as defined below).

         (b) "Marks" means those certain trademarks, service marks, trade names and other logos now, or at any time in the future, owned, used or licensed to others by Licensor, in both stylized and un-stylized versions and with and without design, including both common law uses and uses under federal and state registrations. Licensor and Licensee agree that the Marks shall not include the mark "PRINTPACK" which, if licensed to Licensee by Licensor, shall be subject to a separate license agreement between the parties.

         (c) "Patents" means all patents and patent applications that have been, or at any time in the future are, filed by or assigned to Licensor, as well as any and all continuations, continuations-in-part, divisionals, substitutes, reexaminations and reissues thereof, and any foreign counterparts issued thereon.

         (d) "Trade Secrets" means current or future information of Licensor including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (1) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

         (e) "Works" means all current and future copyrightable works of authorship of Licensor, whether or not registered, including without limitation, any designs, drawings, graphics, technical descriptions for products, users' guides, illustrations, advertising materials and computer software.

2.       GRANT OF LICENSES

         (a) Patents: Subject to the terms of this Agreement, Licensor hereby grants to Licensee a non-exclusive, nontransferable worldwide license to practice the Patents, which shall remain in effect for the life of any applicable Patents (if more than one Patent, then the license will remain in effect only with respect to the unexpired Patent(s)) unless terminated sooner as set forth herein, including but not limited to, the right to make, use, distribute and sell, and to have others make, use, distribute and sell, products and services covered by such Patents.

         (b) Marks: Subject to the terms of this Agreement, Licensor hereby grants to Licensee a non-exclusive, nontransferable worldwide license to use the Marks in connection with the operation of its business, including but not limited to, the identification and promotion of its services and products.

         (c) Works: Subject to the terms of this Agreement, Licensor hereby grants to Licensee a non-exclusive, nontransferable worldwide license (under any copyrights or other proprietary rights) to use, display, distribute (internally and externally), perform, reproduce, and prepare derivative works based on, the Works in connection with the operation of its business.

         (d) Trade Secrets and Confidential Information: Subject to the terms of this Agreement, Licensor hereby grants to Licensee a non-exclusive, nontransferable worldwide license to use the Trade Secrets and Confidential Information, and any other Intellectual Property not specifically licensed above, internally in connection with the operation of its business.

         (e)     No Right of Sublicense:  The licenses granted pursuant to this
Section 2 shall not include the right to grant sublicenses, unless approved by Licensor.

         (f) Delivery: Upon execution of this Agreement and continuing throughout its term, Licensor shall deliver to Licensee copies of all tangible embodiments of the Intellectual Property in Licensor's then-current possession and otherwise disclose to Licensee any information related to the Intellectual Property, as reasonably requested by Licensee.

         (g) Reservation of Rights: Nothing herein shall be construed to prevent Licensor from using the Intellectual Property in any manner, and Licensor reserves all rights in the Intellectual Property not expressly granted in this Agreement.

3.       TERM

         The Term of this Agreement shall commence on the date of execution of this Agreement and shall continue until terminated as provided in Section 8.

4.       LICENSE FEE

         (a) In consideration of the foregoing grant of rights, Licensee shall pay Licensor an annual license fee (the "License Fee") calculated in the manner provided on Exhibit A attached hereto.

         (b) The License Fee for a given fiscal year of Licensee ("Fiscal Year") shall be paid within twenty (20) business days following the receipt by Licensee of the audited financial statements reflecting Licensee's revenues for such Fiscal Year. Any payment of the License Fee that is not timely remitted as provided for in this paragraph shall bear interest at the annual rate of ten percent (10%), with such interest beginning to accrue as of the first day when said payment was initially due. In the event Licensee fails to make timely payment to Licensor, of any payment due hereunder within thirty (30) days of the date such payment is due, then Licensee's failure to make such payment shall be deemed to constitute a material breach of this Agreement, and Licensor may terminate this Agreement pursuant to the terms of Section 8 below.

5.       OWNERSHIP OF INTELLECTUAL PROPERTY

         (a) Licensee acknowledges that Licensor is the sole owner of all right, title and interest in and to the Intellectual Property in any form or embodiment thereof. Licensee shall not, at any time, do or suffer to be done any act or thing which will in any way impair the rights of Licensor in and to the Intellectual Property or which will depreciate the value of the Intellectual Property. Licensee agrees that it will not, directly or indirectly, challenge Licensor's ownership of or the validity of the Intellectual Property or any registrations or applications for registration thereof. Licensee agrees to do whatever acts Licensor may deem necessary or advisable, including the execution of any instruments, to confirm and maintain ownership by Licensor of the Intellectual Property.

         (b) Licensee expressly agrees and understands that all derivative works, improvement inventions and other modifications of the Intellectual Property created by Licensee or its employees or agents ("Licensee Developments") shall be owned exclusively by Licensor and shall be included within the definition of Intellectual Property, and therefore licensed to Licensee, as set forth herein. Licensee hereby assigns, agrees to assign and upon creation automatically assigns, to Licensor in perpetuity all right, title and interest that Licensee may have in any Licensee Developments, including without limitation all copyrights and the rights to apply for, and legal title to, any form of patent, utility model, industrial design or similar property right recognized by any country or jurisdiction. Licensee represents and warrants that it is not and will not become a party to any agreement that would require it to assign to any other person or entity the copyrights, patent rights or other such rights to any Licensee Developments, without the consent of Licensor. Should

Licensor elect to file any applications for patent protection or to register claims of copyright to any Licensee Developments, Licensee will, at the request of Licensor, do all things and sign all documents or instruments reasonably necessary in the opinion of Licensor to register such claims, file such applications and obtain, defend and enforce such copyrights and patent rights. In addition, Licensee hereby irrevocably appoints Licensor its attorney in fact to act for it and represent it in performing the foregoing obligations if Licensee fails to perform same.

         (c) Licensee expressly agrees and understands that all uses of the Marks by Licensee, and any goodwill created in the Marks thereby, shall inure solely to the benefit of, and be owned exclusively by, Licensor.

         (d) This Section 5 shall survive the termination or expiration of this Agreement.

6.       RESTRICTIONS AND LIMITATIONS

         (a) Licensee agrees that the operation of its business, including but not limited to, its development of products and performance of services, shall be of high quality and in compliance with those standards, if any, promulgated by Licensor from time to time ("Standards"). Licensee also agrees that its use of the Marks shall be in compliance with those guidelines, if any, promulgated by Licensor from time to time ("Guidelines"). Licensee's agreement to comply with these Standards and Guidelines shall constitute a material element of this Agreement.

         (b) Licensor shall have the right of periodic inspection of Licensee and each of its facilities to review compliance with the Standards and Guidelines. Licensor or its duly authorized representatives shall have the right, during regular business hours and upon reasonable prior notice to Licensee, to examine all documents, materials and records in the possession or under the control of Licensee relating to compliance with the Standards and Guidelines by or for Licensee. Should Licensor notify Licensee that its business operations fail in any manner to comply with the Standards or Guidelines, Licensee shall promptly correct such defects in accordance with instructions from Licensor with respect thereto.

         (c)     Licensee shall use and display the Marks only as authorized in
Section 2(b) above and in such form and manner as are specifically approved by Licensor under the following procedure. If Licensee plans to use the Marks in a form or manner that has not previously been approved by Licensor, Licensee shall submit its proposed form or manner of use, or both, to Licensor in writing, and if Licensor has not rejected such form or manner, or both, in writing within fifteen (15) days after its submission by Licensee, then such form or manner shall be deemed approved. Licensor shall not unreasonably reject a proposed form or manner of use of the Marks.

         (d) Licensee agrees not to use any other trademarks, service marks or trade names in connection with its business or services which are substantially similar to or which so nearly resemble the Marks as to be likely to cause deception or confusion.

         (e) If either party discovers that any of the Intellectual Property is infringed, it shall communicate the details to the other party. Licensor shall thereupon have the exclusive right, but not the obligation, to take whatever action it deems necessary, including the filing of lawsuits, to protect the rights of the parties to this Agreement and to terminate such infringement. The parties shall cooperate with one another if Licensor takes any such action and shall split the expenses associated therewith as mutually agreed. If Licensor does not wish to take any action hereunder, Licensee shall also have the right, but not the obligation, to take any such action, provided Licensor consents thereto.

         (f) For the term of this Agreement plus five (5) years, Licensee will not disclose to others or use for any purpose of its own, other than as permitted under this Agreement, any Confidential Information, financial or business data, technical data, or other confidential or proprietary information obtained from Licensor, or from an affiliated entity of Licensor. With respect to Trade Secrets, Licensee agrees not to use for any purpose whatsoever, other than as permitted under this Agreement, or to disclose Trade Secrets at any time during or after the term of this Agreement or until such Trade Secrets lose their status as such by becoming generally available to the public by independent discovery, development, or publication. Licensee shall take reasonable measures, at least consistent with those taken to protect its own similar types of Confidential Information and Trade Secrets, to protect Licensor's Confidential Information and Trade Secrets against disclosures prohibited by this Agreement. This Section 6(f) shall survive the termination or expiration of this Agreement as set forth herein.

         (g) Licensee agrees that the operation of its business shall in all respects be performed in accordance with all applicable federal, state and local laws and regulations.

7.       INDEMNIFICATION BY LICENSEE

         Licensor assumes no responsibility to Licensee or to any third parties with respect to the quality of the services or products offered by Licensee. Licensee agrees to defend, indemnify, and hold harmless, forever, Licensor, its subsidiaries and affiliates, successors and assigns, and their respective officers, directors, agents, employees and affiliates against every claim, suit, loss, liability, or damage, whatsoever, including the expenses of investigating and defending against any claim or suit, and any amount paid in settlement thereof, arising out of or relating to any products or services offered by Licensee. Notwithstanding the foregoing, Licensor shall notify Licensee, within thirty (30) days after receipt by Licensor of notice of any claim, suit, loss, liability, or damage ("Indemnified Claim"), that it is tendering such claim to Licensee for defense, settlement, resolution and/or indemnification. Licensee shall keep Licensor reasonably advised of the progress of the matter, including providing Licensor with copies of all pleadings and correspondence. Licensee has the right to settle, compromise or discharge any Indemnified Claim only with the prior written consent of Licensor after advising Licensor as to the complete terms of such settlement, which consent will not be unreasonably withheld or delayed. This Section 7 shall survive any expiration or termination of this Agreement.

8.       TERMINATION

         This Agreement shall terminate upon thirty (30) days express written notice by certified mail from Licensor to Licensee in the event Licensee is in breach or default of any of its material obligations under this Agreement. Licensee, within such thirty (30) day period, may remedy the default and provide evidence satisfactory to Licensor that such default has been remedied, in which case this Agreement shall continue as if no notice of breach or default had been given. Licensor may, at its sole discretion, extend the time during which Licensee may remedy the breach or default.

9.       EFFECT OF EXPIRATION OR TERMINATION

         Upon expiration or termination of this Agreement:

         (a) Licensee will forthwith cease and desist from any and all uses of the Intellectual Property, and will destroy all copies of the Intellectual Property under Licensee's then-current control. Notwithstanding the foregoing, if this Agreement terminates not by any breach or default by Licensee of any of its obligations hereunder, Licensee shall have three (3) months after the date of such termination to exhaust its then current supply of materials and products containing the Intellectual Property.

         (b) Termination of this Agreement for any reason shall not affect Licensee's obligation to pay Licensor any license fees which have accrued as of the date of termination.

10.      WARRANTY OF LICENSOR

         Licensor warrants that it has the right to use and license the Intellectual Property as set forth in this Agreement. In the event Licensee is found liable in a court of law to any third party for infringement based upon Licensee's use of the Intellectual Property in accord with the provisions of this Agreement, Licensor shall indemnify Licensee against any and all damages for which Licensee is held liable, and for all costs and expenses incurred by Licensee in connection with the defense of the lawsuit. EXCEPT FOR THE FOREGOING, ALL INTELLECTUAL PROPERTY IS PROVIDED "AS IS" WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE. This
Section 10 shall survive the termination or expiration of this Agreement.

11.      EXHIBITS

         Each Exhibit to this Agreement shall be considered a part hereof as if set forth herein in full.

12.      LEGAL FEES AND COSTS

         In the event a party elects to incur legal expenses to enforce or interpret any provision of this Agreement by judicial proceedings, the prevailing party will be entitled to recover such legal expenses, including, without limitation, reasonable attorney's fees, costs and necessary disbursements at all court levels, in addition to any other relief to which such party shall be entitled.

13.      CHOICE OF LAW

         The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without reference to conflict of laws principles.

14.      BENEFIT/ASSIGNMENT

         Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns; provided, however, that no party may assign this Agreement without the prior written consent of the other party, which consent may not be unreasonably withheld. This Agreement is intended solely for the benefit of the parties hereto and is not intended to, and shall not, create any enforceable third party beneficiary rights.

15.      WAIVER OF BREACH

         The waiver by any party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or any other provision hereof.

16.      NOTICE

         Any notice, demand or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered, when received by telegraphic or other electronic means (including telecopy and telex) or overnight courier, or five (5) days after being deposited in the United States mail, with postage prepaid thereon, certified or registered mail, return receipt requested, addressed as set forth above or to such other address or fax number, and to the attention of such other person or officer as any party may designate.

17.      SEVERABILITY

         In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

18.      DIVISIONS AND HEADINGS

         The divisions of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

19.      ENTIRE AGREEMENT

         This Agreement supersedes all previous contracts, and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the within subject matter and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all parties hereto. This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


LICENSOR:                              PRINTPACK ILLINOIS, INC.


                                       By:
                                                ---------------------------
                                       Title:
                                                ---------------------------




LICENSEE:                              EMPAQUES PRINTPACK DE MEXICO,
                                       S.A. DE C.V.



                                       By:
                                                ---------------------------
                                       Title:
                                                ---------------------------

                                   EXHIBIT A
                                  LICENSE FEE

The License Fee payable by Licensee to Licensor for a Fiscal Year shall be 3% of Licensee's Net Sales for such Fiscal Year. The term "Net Sales" shall mean total sales revenue for such Fiscal Year reduced by applicable and customary credits, discounts, rebates and sales returns and allowances, as determined by generally accepted accounting principles and reflected in Licensee's annual financial statements for such Fiscal Year. Notwithstanding the foregoing, the minimum License Fee payable by Licensee for any Fiscal Year shall be $_____________________.

                                 EXHIBIT 4.2


                       Consents Required by Enterprises



1.      Consents of Lenders

2.      Consents of Landlords under Leases

3.      Consents of Other Parties to Contracts to be Assigned

4.      Consents of Licenses Under Intellectual Property Licenses

                                 EXHIBIT 5.2


                        Consents Required by Printpack




1.         Consents of Lenders

2.         Consents of Landlords Under Leases

3.         Consents of Other Parties to Contracts to be Assigned

4.         Consents of Licensors Under Intellectual Property Licenses.